Exhibit 10.18

MULTI-TENANT BUILDING

LEASE

Between

LANDLORD: DEMCO WISCONSIN 5, LLC

and

TENANT: NIGHTHAWK RADIOLOGY SERVICES

Dated: February 25, 2004

SECTION 10 INDEMNITY		16
10.1	Indemnity	16
10.2	Liability Insurance	17
10.3	Tenant’s Contractor’s Insurance	17
10.4	Delivery of Policy and Special Endorsement	17
SECTION 11 MAINTENANCE AND REPAIRS		18
11.1	Maintenance and Repairs	18
11.2	Compliance with Laws	18
SECTION 12 TENANT’S ALTERATIONS		18
12.1	Alterations	18
12.2	Construction Liens	19
SECTION 13 PROPERTY INSURANCE, REBUILDING AND WAIVER OF SUBROGATION		20
13.1	Tenant’s Insurance	20
13.2	Insurance Policies	20
13.3	Increases in Insurance Coverage	21
13.4	Landlord’s Insurance	21
13.5	Release of Claims	22
13.6	Waiver of Subrogation	22
13.7	Rebuilding	22
13.8	Termination of Lease	23
13.9	Rental Proration or Abatement	23
SECTION 14 EMINENT DOMAIN		24
14.1	Total Condemnation	24
14.2	Partial Condemnation	24
14.3	Landlord’s and Tenant’s Damages	24
SECTION 15 ACCESS TO PREMISES		25
SECTION 16 FIXTURES AND EQUIPMENT		25
SECTION 17 BANKRUPTCY AND INSOLVENCY		25
SECTION 18 MORTGAGE OR SALE BY LANDLORD		26
18.1	Mortgage and Subordination	26
18.2	Sale or Transfer	27
18.3	Estoppel Certificates	27
18.4	Notice to Mortgagee	27
SECTION 19 ASSIGNMENT AND SUBLETTING		28
SECTION 20 EXPANSION SPACE		29
SECTION 21 DEFAULT, RE-ENTRY AND DAMAGES		30
21.1	Default	30
21.2	Re-Entry and Damages	30
21.3	Waiver of Landlord’s Liability	31
21.4	Rights Cumulative	31
21.5	Waiver of Jury Trial and Counterclaim	31
21.6	Non-Liability	31
21.7	Landlord’s Default	32

ii

SECTION 22 LANDLORD’S RIGHTS TO CURE DEFAULTS		32
SECTION 23 SECURITY INTEREST		32
23.1	Grant of Security Interest	32
23.2	Subordination	33
23.3	Remedies	33
SECTION 24 QUIET ENJOYMENT		33
SECTION 25 HOLDING OVER		34
SECTION 26 CUMULATIVE REMEDIES AND WAIVER		34
26.1	Cumulative Remedies	34
26.2	Waiver	34
SECTION 27 RELOCATION		34
SECTION 28 DEFINITION OF LANDLORD, LANDLORD’S LIABILITY		35
28.1	Definition of Landlord	35
28.2	No Abatement or Setoff	35
28.3	Limitation of Liability	35
SECTION 29 WASTE		36
SECTION 30 TENANT’S FINANCIAL INFORMATION		36
SECTION 31 SIGNS		36
SECTION 32 SECURITY DEPOSIT		36
SECTION 33 MISCELLANEOUS		37
33.1	Condition of Demised Premises	37
33.2	Independent Covenants	37
33.3	Authority	37
33.4	Entire Agreement	38
33.5	Modification	38
33.6	Joint Venture, Mortgage	38
33.7	Notices	38
33.8	Survival	38
33.9	Gender	38
33.10	Captions and Section Numbers	39
33.11	Broker’s Commission	39
33.12	Rules and Regulations	39
33.13	Recording	39
33.14	Execution of Lease	39
33.15	Construction	39
33.16	Binding Effect	39
33.17	Legal Fees	40
33.18	Joint Drafting	40
33.19	Counterparts	40

iii

LEASE

SECTION 1

SCHEDULE

LANDLORD:	NAME:	Demco Wisconsin 5, LLC
	ADDRESS:	45501 Helm Street, Plymouth, Michigan 48170

TENANT:	NAME:	Nighthawk Radiology Services
	ADDRESS:	250 Northwest Blvd., #202
Coeur D’Alene, Idaho 83814

SITE:	Land described in Exhibit A attached hereto and incorporated herein.

BUILDING:	The building and improvements constructed on the Site at 223 North Water Street, Milwaukee, Wisconsin 53202 and any utility systems or signs serving the building and improvements but not situated on the Site.

DEMISED
PREMISES:	1,650 square feet of rentable floor area (Suite 200), Level 2 – East Half in the Building in accordance with Exhibit C attached hereto and incorporated herein.

LEASE TERM:	Three (3) years, with one 3-year option to extend.

COMMENCEMENT
DATE:	March 1, 2004, subject to adjustment pursuant to Section 4.1.

TERMINATION
DATE:	February 28, 2007, subject to adjustment pursuant to Section 4.1.

ANNUAL BASE RENT:	Lease Year	Annual Base Rent	Price Per Sq. Ft.
	1	$23,512.50	$14.25
	2	$24,222.00	$14.68
	3	$24,948.00	$15.12

OPTION YEARS ANNUAL BASE RENT:	Lease Year	Annual Base Rent	Price Per Sq. Ft.
	4	$25,690.50	$15.57
	5	$26,466.50	$16.04
	6	$27,258.50	$16.52

MONTHLY INSTALLMENT OF BASE RENT:	Month of Lease Term	Monthly Installment of Base Rent
	1-12	$1,959.38, first month paid on the date hereof
	13-24	$2,018.50
	25-36	$2,079.00
	37-48	$2,140.88
	49-60	$2,205.50
	61-72	$2,271.50

SECURITY
DEPOSIT:	$1,959.38, first paid on the date hereof.

USE OF DEMISED
PREMISES:	General Office

TENANT’S PRO
RATA SHARE:	9.70% (1,650 ÷ 17,000), subject to adjustment pursuant to Section 3.5.

BROKER:	The Polacheck Company
777 East Wisconsin Avenue, Suite 3250, Milwaukee, WI

DATED:	February 25, 2004

EXHIBITS ATTACHED:	A	-	Legal Description of Demised Premises
	B	-	Site Plan
	C	-	Floor Plan of Demised Premises
	D	-	Landlord’s Improvements
	D-1		Scope of Work
	E	-	Building Rules and Regulations
	F	-	Subordination, Nondisturbance and Attornment Agreement
	G	-	Estoppel Certificate
	H		Unconditional Lease Guaranty

SECTION 2

GRANT AND TERM

2.1 Demised Premises

Landlord, in consideration of the rents to be paid and the covenants, promises and agreements to be performed by Tenant, does hereby lease to Tenant and Tenant hereby rents from Landlord, the Demised Premises described in Section 1 hereof, together with the nonexclusive right to use the common areas which may be designated by Landlord from time to time in connection with the Demised Premises with others entitled to use the same.

2.2 Term

The term of this Lease shall be for the Lease Term commencing on the Commencement Date stated in Section 1 (as adjusted pursuant to Section 4.1) and expiring on the Termination Date stated in Section 1 (as adjusted pursuant to Section 4.1), unless the Lease Term is extended or sooner terminated in accordance with the provisions of this Lease. For purposes of this Lease, references to Lease Term shall include any option to extend, if any, exercised in accordance with the terms of this Lease (“Lease Term”).

2.3 Option Term

2.3.1 Option to Extend Lease Term. So long as Tenant is not in default under this Lease and has not on more than one prior occasion been in default, which default has been cured, Tenant shall have an option to extend the Lease Term (“Option to Extend”) for a period of three (3) years for Lease Years 4 through 6 in accordance with the terms of this Section 2.3 (“Option Term”). The Option to Extend the Lease Term is personal to the Tenant and is not transferable or exercisable by any transferee.

2.3.2 Exercise of Option. If this Lease is in full force and effect, and Tenant complies with Section 2.3.1, Tenant may exercise the Option to Extend by providing Landlord with written notice of exercise not less than nine (9) months prior to the expiration of the Third Lease Year. For purposes of this Section, Lease Year shall mean the Lease Year as defined in Section 5.4 of this Lease.

2.3.3 Rent During Option Term. If the Option to Extend is properly exercised, then the Annual Base Rent shall be increased as set forth in the Section 1 Schedule. References in this Lease to Annual Base Rent shall include adjustments thereto pursuant to this Section 2.3.

SECTION 3

CONSTRUCTION OF DEMISED PREMISES

3.1 Construction

Landlord agrees prior to the Commencement Date, at Landlord’s sole cost and expense, to install in the Demised Premises the improvements shown on Exhibit D (“Landlord’s Improvements”) in accordance with the floor plan attached as Exhibit C, which improvements shall be substantially complete prior to the Commencement Date. The Landlord’s Improvements shall be constructed in a good and workmanlike manner, free of all liens, and in accordance with all laws, statutes, ordinances, building codes, rules and regulations of any federal, state or municipal body or other governmental agency having jurisdiction thereof then in effect. Landlord warrants that the Landlord’s Improvements will be free from defect in materials or workmanship for one (1) year after Substantial Completion. Any changes made to Landlord’s Improvements, at the request of Tenant, after the date of this Lease, which are acceptable to Landlord in cost, character, nature of scope (collectively “Change Orders”) shall be constructed by Landlord as a part of Landlord’s Improvements. Delays due to (a) Tenant’s request for Change Orders, (b) preparing, revising or obtaining Tenant’s approval of Change Orders and necessary changes to the Plans, and (c) implementing and constructing the work required by the Change Orders shall not delay or postpone the Commencement Date and Tenant’s obligation to commence paying rent. Landlord shall reasonably determine the date the Demised Premises would have been ready but for such delays associated with the Change Orders and such date shall be the Commencement Date even if the Demised Premises are not completed on such Commencement Date. The increased costs due pursuant to any Change Order shall be paid by Tenant; one-half (1/2) of such amount at the date each Change Order is approved by Landlord and Tenant and the balance to be paid on the Commencement Date. Minor changes to the Plans which may be necessary to accommodate construction of the Building or Demised Premises shall not affect or change this Lease or invalidate same. Landlord hereby warrants that, upon the Commencement Date, the Demised Premises and all systems (mechanical, electrical, life safety and plumbing) will be in good condition and repair, free from defects and in compliance with all laws, statutes, ordinances, building codes, rules and regulations.

3.2 Delays

Landlord’s obligations under this section shall not require Landlord to incur overtime costs and expenses. In the event Landlord shall be delayed or hindered in the construction of the Demised Premises, or prevented from completing such construction, or prevented from delivering possession of the Demised Premises because of any strike, lockout, labor dispute, fire, damage or destruction or casualty, unavailability of material, weather, power failures, unavailability of utilities, restrictive governmental laws or regulations, riots, insurrection, war, a previous tenant holding over, or any other reason beyond Landlord’s control, then Landlord shall be excused for the period of delay and the Commencement Date shall be postponed for such period of delay until such time as the Demised Premises are ready for occupancy and the Termination Date shall be appropriately extended.

3.3 Substantial Completion Date

Subject to Section 3.2, the Demised Premises shall be substantially completed on or before the Commencement Date. The date the Demised Premises is substantially completed (“Substantial Completion Date”) shall mean the date upon which Landlord delivers a Certificate of Occupancy (whether temporary or final) which permits Tenant to occupy the Demised Premises, or Tenant begins using or occupying any portion of the Demised Premises, whichever occurs first.

3.4 Changes and Additions

Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in its plan for the Building, including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, or other areas, (b) to construct other buildings or improvements in the Building and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same, and (c) to make or permit changes or revisions in the Building, including additions thereto, and to convey portions of the Building to others. Landlord’s changes and additions described herein shall not interfere with Tenant’s access to or use of their computer and network systems.

3.5 Settlement of Disputes

Any disagreement or dispute which may arise between Landlord and Tenant with reference to the construction of Landlord’s Improvements shall be resolved by an independent third party architect selected by Landlord and Tenant, whose decision shall be final and binding on both Landlord and Tenant.

SECTION 4

POSSESSION AND COMMENCEMENT OF TERM

4.1 Possession and Commencement of Lease Term

Landlord shall deliver actual possession of the Demised Premises to Tenant on or before the Substantial Completion Date specified in Section 3.3, but if delivery is delayed by reason of Section 3.2 or by the Landlord for any reason whatsoever, the date upon which such possession is delivered shall constitute the “Commencement Date” in lieu of the date provided in Section 1 and the Termination Date provided in Section 1 shall be appropriately extended. If such delivery is delayed due to delays caused by or attributable to the acts or omissions of Tenant, its employees, agents, representatives, and contractors (“Tenant Delays”), then the Commencement Date and Tenant’s obligation to pay Rent shall be the date Landlord reasonably determines the Demised Premises would have been ready for delivery to Tenant but for such Tenant Delays. Landlord shall, when construction progress so permits, notify Tenant of the anticipated Substantial Completion Date specified in Section 3.3. By occupying the Demised Premises, Tenant will be deemed to have accepted the Demised Premises and acknowledged that they are in substantially the condition required under this Lease except for incidental items of uncompleted contract work of which Tenant shall notify Landlord in writing (“Punchlist”) within ten (10) days after the Commencement Date. Landlord shall diligently pursue completion of such items of uncompleted contract work set forth in the Punchlist. If Tenant fails to deliver the Punchlist to Landlord within such ten (10) day period, Landlord shall not be required to complete any such items of uncompleted contract work. The Rent, as hereinafter defined, due under this Lease and the term of this Lease shall commence on the Commencement Date. If permission is given to Tenant to occupy all or part of the Demised Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be governed by all terms and conditions of this Lease. Such early occupancy shall not interfere with Landlord’s completion of the Project.

4.2 Landlord Not Liable for Delays

Under no circumstances shall Landlord be liable for any delays in the delivery of possession to Tenant on the Commencement Date. Tenant’s sole and exclusive remedy shall be the abatement of Rent (as defined in Section 5.3) until the Demised Premises are ready for occupancy and possession is delivered to Tenant.

4.3 Memorandum

Within thirty (30) days after delivery of possession to Tenant, Tenant shall join with Landlord in the execution of a written memorandum confirming the Commencement Date and Termination Date of the Lease Term. Tenant’s failure to execute the memorandum shall be a Default by Tenant under this Lease and Landlord’s default under this Lease shall not relieve Tenant of the obligation to execute the memorandum within such thirty (30) day period.

SECTION 5

RENT

5.1 Base Rent

Tenant shall pay to Landlord the Annual Base Rent stated in Section 1 hereof for the Demised Premises during the Lease Term. The Annual Base Rent shall be payable in monthly installments equal to the Monthly Installment of Base Rent stated in Section 1 hereof, paid in advance, on the first day of each and every calendar month during the Lease Term, without any setoff, deduction or demand whatsoever, at the office of Landlord stated in Section 1 hereof, or at such other place as Landlord may designate from time to time in writing. The first Monthly Installment of Base Rent shall be due and payable at the time of execution of this Lease. If the Lease Term shall commence on a day other than the first day of a calendar month or shall end on other than the last day of a calendar month, then the Monthly Installment of Base Rent for such a partial month shall be prorated.

5.2 Rent Net of Expenses

Landlord and Tenant intend that the Annual Base Rent due hereunder, together with any adjustments during the Lease Term, shall be absolutely net of all costs, expenses, taxes (real and personal) and charges of every kind and nature whatsoever relating to the ownership, occupancy or use of the Demised Premises so that the Annual Base Rent, together with any adjustments, constitutes the minimum income realized by Landlord from the Lease of the Demised Premises. Tenant shall indemnify and hold Landlord harmless from and against any such costs, expenses, taxes (real or personal) and charges, for which Tenant is responsible under the Lease.

5.3 Additional Rent

All amounts due from Tenant and payable to Landlord under this Lease other than Annual Base Rent, including, without limitation, Delinquency Charges pursuant to Section 5.5, Default Charges pursuant to Section 5.6, Metered Utilities and Common Utility Costs pursuant to Section 6 hereof, Expenses pursuant to Section 7 hereof, Taxes pursuant to Section 8 hereof, and insurance costs pursuant to Section 13, and amounts paid by Landlord pursuant to Section 22, shall be deemed to be additional rent (“Additional Rent”). Upon Tenant’s failure to pay any Additional Rent, Landlord, in addition to any other remedies, shall have the same remedies provided for Tenant’s failure to pay the Annual Base Rent (the Annual Base Rent, together with the Additional Rent, shall be collectively referred to as “Rent”). Tenant shall pay any and all sums of money or charges required to be paid by Tenant under this Lease promptly when the same are due, without any deductions or setoff whatsoever.

5.4 Lease Year

Lease Year shall mean a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date shall occur on the first day of the month; if not, then the first Lease Year shall commence on the first day of the month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary of the commencement of the first Lease Year. If the Commencement Date is other than the first day of a month, then the period between the Commencement Date and the first day of the month following the Commencement Date shall be added and be a part of the first Lease Year.

5.5 Delinquency Charge

If Tenant shall fail to pay all or any portion of a Monthly Installment of Base Rent as and when the same is due, then in addition to the Monthly Installment of Base Rent, Tenant shall pay a delinquency charge equal to five (5%) percent of the amount unpaid per month outstanding to reimburse Landlord for the costs incurred as the result of such late payment (“Delinquency Charge”). Such Delinquency Charge shall be paid with the next Monthly Installment of Base Rent.

5.6 Default Charge

If Tenant shall Default in any payment or expenditure, other than Annual Base Rent, required to be paid or expended by Tenant under the terms hereof, the Landlord may, at its option, make such payment or expenditure in accordance with Section 22. In such event, the amount thereof shall be due and payable as Additional Rent to Landlord by Tenant with the next Monthly Installment of Base Rent, together with interest thereon at a rate equal to the sum of the then prevailing “prime interest rate” (as hereinafter defined) plus five (5%) percent from the date of such payment or expenditure by Landlord until the date of payment by Tenant, to cover Landlord’s loss of the use of the funds and administrative costs resulting from Tenant’s failure (“Default Charge”). Upon Tenant’s failure to pay such Additional Rent together with the Default Charge, such Default Charge shall continue for each month or portion thereof outstanding until the date of payment The “prime interest rate” for purposes of this Lease shall mean the rate of interest announced by The Wall Street Journal from time to time as its “prime interest rate.” The “prime interest rate” shall be determined as of the date of Landlord’s payment or expenditure. If The Wall Street Journal ceases to publish its “prime interest rate,” the most comparable interest rate to that known as the “prime interest rate” shall be used.

SECTION 6

UTILITIES

Landlord has caused the necessary mains, conduits and other facilities to be made available to the Demised Premises, as of the Commencement Date and throughout the Term of this Lease, potable water (hot and cold) meeting local, state and federal requirements for water quality for drinking purposes, sprinkler, electricity, gas, sewer and telephone conduits. Tenant agrees to pay all charges made against the Demised Premises for gas, heat, water, electricity, sewage disposition, telephone and all other utilities during the Lease Term as the same shall become due. The quantity of electricity and telephone shall be separately metered at the Demised Premises (“Metered Utilities”), and Tenant shall make timely payment for all such Metered Utilities. Water, sewer and gas are not separately metered to the Demised Premises and, as a result, Tenant shall pay its appropriate share of such utilities as reasonably determined by Landlord. Landlord shall not be liable to Tenant for the quality or quantity of any utilities, or for any interruption in the supply of any utilities. Tenant acknowledges that the HVAC system for the Demised Premises also serves a small portion of the Common Areas on the second floor. Tenant shall also pay, as Additional Rent, Tenant’s Pro Rata Share of (a) the cost of water for toilet facilities and other water consumption, which water is centrally metered for the Building, (b) the cost of the electrical energy for any exterior illumination of the building(s), walks, and any exterior sign or signs on the Building, (c) the cost of any and all other utilities serving the Building not separately metered to the Demised Premises, (d) the cost of repair and maintenance of the plumbing system, the electrical energy supply system, and any other systems supplying utilities to the Building (“Common Utility Costs”) pursuant to Section 7.3.

SECTION 7

COMMON AREA MAINTENANCE

7.1 Common Areas

The term “Common Areas,” as used in this Lease, shall mean the; stairways, elevators, lobbies, atriums, pedestrian sidewalks; truck ways, loading docks, delivery areas; landscaped areas; drainage systems; common area lighting facilities; roof and four outer walls; utility lines, facilities and services serving the Building (other than Tenant Utilities), public bathrooms and comfort stations and all other areas or improvements which may be provided by the Landlord for the convenience and use of the lessees of the Building and their respective sublessees, agents, employees, customers, invitees, and any other licensees of Landlord. Landlord may include the parking areas, roadways and landscaped areas located on property adjacent and contiguous to the Building in the Common Areas provided for the convenience and use of the Lessees of the Building and their respective sublessees, agents, employees, customers, invitees and other licensees of Landlord. The use and occupancy by the Tenant of the Demised Premises shall include the use, in common with all others to whom Landlord has granted or may hereafter grant rights to use the same, of the Common Areas located within the Project, and of such other improvements and facilities as may be designated from time to time as Common Areas, subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right in its sole discretion to change from time to time the size, dimensions, location and components of the Common Areas. Landlord may at any time temporarily close any Common Areas to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Landlord’s changes to the Common Areas shall not interfere with Tenant’s use of their network/internet systems.

7.2 Maintenance of Common Areas

Subject to Tenant paying its Pro Rata Share as provided in Section 7.6, Landlord shall cause to be operated, managed and maintained during the Lease Term all sidewalks, landscaping, drainage, common area lighting facilities, roof, outer walls, the Common Area plumbing system, the Common Area electrical system, the Common Area heating, ventilating and air conditioning system, the Common Area storm sewers, sanitary sewers and water main; provided, however, Landlord shall not maintain the plumbing system, electrical system, heating, ventilating and air conditioning system, sanitary sewer or water main located within the Demised Premises, which Tenant shall maintain at its sole cost and expense. The manner in which such common facilities shall be maintained and operated and the expenditures therefor shall be in a first-class condition and Landlord shall use its good faith efforts to minimize Common Area costs in a manner consistent with prudent office building management practices. The use of such common facilities shall be subject to such reasonable regulations as Landlord shall make from time to time.

7.3 Tenant’s Pro Rata Share

Tenant’s Pro Rata Share is a percentage resulting from a fraction, the numerator of which is the gross rentable square feet of the Demised Premises measured from the outside of all walls and the denominator of which is 17,000 square feet constituting the gross rentable floor area of the Building. Gross rentable floor area excludes utility and maintenance rooms, stairways, duct shafts, elevator shafts, building corridor areas, lobbies used in common by more than one lessee and toilet rooms available for use by more than one lessee, if any. Tenant’s Pro Rata Share shall be redetermined (increased or decreased as is appropriate) in the event the rentable square feet in either or both of the Demised Premises or the Building is increased or decreased in accordance with the terms of this Lease.

7.4 Tenant’s Pro Rata Share of Expenses

In addition to the Annual Base Rent payable under Section 5.1 hereof, Tenant agrees to pay monthly throughout the term of this Lease, as Additional Rent, Tenant’s Pro Rata Share of all reasonable costs of operation, maintenance, administration, repairs and replacements of the Common Areas, Building and Site including, but not limited to, Common Utility Costs, Expenses, Taxes and Insurance Costs. Expenses shall mean all costs of operation, maintenance, repair and replacement of the Common Areas, Building, building components, and improvements (including any future building and improvements) located on the Site, including, but not limited to, the roof and four outer walls, walks, landscaping, plumbing system, electrical system, heating, ventilating and air conditioning system, storm sewers, sanitary sewers and water main, and shall include the following costs by way of illustration, but not limitation: repairs to the building(s), walks, or any other improvements on the land; ; license, permit and inspection fees; grounds care costs, including snow removal, landscaping and lawn, tree and shrubbery care; labor; supplies; materials; equipment; tools; insurance premiums; and all costs of maintenance and redecoration of the exterior of the building(s), including repainting and glazing; trash and garbage collection services, if provided by Landlord (collectively “Expenses”); provided, however, such Expenses shall exclude the cost of repairs required to be made by Tenant. In addition, an amount equal to fifteen (15%) percent of the total of the Expenses, and the Tenant’s Pro Rata Share of Common Utility Costs under Section 6 hereof, Taxes under Section 8 hereof, and Insurance Costs under Section 13 hereof to cover Landlord’s administration costs shall be paid by Tenant in accordance with Section 7.3. In determining the foregoing costs, any such cost attributable to periods prior to the Commencement Date or subsequent to the Termination Date shall be prorated. Any capital improvements shall be amortized over the useful life of such capital improvements.

The following items shall also be specifically excluded from such Common Area costs:

(a) Leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building;

(b) Legal fees except those incurred directly in connection with Landlord’s operation and maintenance of the Building;

(c) Costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building, or relocating any tenant;

(d) Financing costs including interest and principal amortization of debts and the costs of providing the same;

(e) Depreciation;

(f) Rental on ground leases or other underlying leases and the costs of providing the same;

(g) Wages, bonuses and other compensation of employees above the grade of building manager, and fringe benefits other than insurance plans and tax-qualified benefit plans;

(h) Any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances and the cost of defending against claims in regard to the existence or release of Hazardous Substances or materials at the Building (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease);

(i) Costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance;

(j) Increased insurance or Taxes assessed specifically to any other tenant of the Building for which Landlord is entitled to reimbursement from any other tenant;

(k) Charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties;

(l) Cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

(m) Cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club or athletic or recreation club;

(n) Cost of correcting defects in the design, construction or latent defects in, Building;

(o) Cost of any work or service performed on an extra cost basis for any tenant in the Building to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

(p) Cost of any work or services performed for any facility other than the Building;

(q) Any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

(r) Any cost of painting or decorating any interior parts of the Building other than Common Areas;

(s) Costs of revamping all light fixtures in non-public areas of the Building including, without limitation, labor and materials for light tubes, bulbs, starters, ballasts and their equivalents;

(t) Any cost associated with operating an on-or off-site management office for the Building;

(u) Landlord’s general overhead and any other expense not directly attributable to operation and management of the Building (e.g., the activities of Landlord’s officers and executives or professional development expenditures);

(v) Cost of initial cleaning and rubbish removal from the Building to be performed before final completion of the base building or tenant space;

(w) Cost of initial landscaping of the Building;

(x) Costs of any mitigation fees, impact fees, subsidies, tap-in fees, connection fees or similar one time charges or costs (however characterized), imposed or incurred in connection with undertaking the initial development of the Building or any expansion thereof;

(y) Any fees, costs or expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Building;

(z) Cost of the initial start-up stock of tools and equipment for operation, repair and maintenance of the Building;

(aa) Late fees or charges incurred by Landlord due to late payment of expenses;

(bb) Cost of acquiring, securing, cleaning or maintaining extraordinary sculptures, paintings and other excessive works of art;

(cc) Income, excess profits, franchise, capital stock, estate and inheritance Taxes on Landlord’s business;

(dd) Costs and expenses incurred in connection with any fines or settlements related to Landlord’s violation of laws (this shall not exclude fire or other compliance inspections and tests);

(ee) Direct costs or allocable costs (such as Taxes) associated with parking operations if there is a separate charge to Tenant, other tenants or the public for parking;

(ff) Charitable or political contributions;

(gg) Costs related to public transportation, transit or van pools;

(hh) All other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once; and

(ii) All fines for failure to comply with specific legal requirements.

7.5 Payment of Pro Rata Share

Tenant’s Pro Rata Share of Common Utility Costs, Expenses and Insurance Costs for each Lease Year and partial Lease Year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant’s Pro Rata Share of such Common Utility Costs, Expenses and Insurance Costs for such calendar year (“Year End Statement”). If the total amount paid by Tenant under this Section 7.3 for any such calendar year shall be less than the actual amount due from Tenant for such calendar year as shown on such Year End Statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within fifteen (15) days after the furnishing of each Year End Statement. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 7.3 or paid to Tenant in the event this Lease has terminated and Tenant has paid all Rent and other payments required under this Lease and performed all obligations of Tenant under this Lease. Tenant may audit such Common Area costs at Tenant’s expense, except that Landlord shall pay for such reasonable audit expenses (which shall not exceed $500) if Tenant proves a discrepancy in excess of five percent (5%).

SECTION 8

TAXES AND ASSESSMENTS

8.1 Obligation

Tenant agrees to pay to Landlord Tenant’s Pro Rata Share of all Taxes, as defined in Section 8.2 hereof, for each Lease Year or partial Lease Year during the Lease Term.

8.2 Definition

“Taxes” shall be defined as: (a) all taxes (either real or personal), assessments (general or specific), all water and sewer charges, and all other governmental impositions which may be levied during the Lease Term upon the land, building or improvements comprising the Building or any part thereof; (b) all other taxes and other charges imposed by the State of Wisconsin or any subdivision thereof which: (i) are in replacement of or in lieu of increases in all or any part of ad valorem taxes as sources of revenue, and (ii) are based in whole or in part upon the Demised Premises or any interest therein or the ownership thereof, or the rents, profits or other income therefrom, including, without limitation, income, single business, franchise, excise, license, privilege, sales, use, and occupancy taxes; and (c) all costs and expenses incurred by Landlord during negotiations for or contests of the amount of such taxes and assessments, without regard to the result, including, without limitation, actual attorneys’ fees. Taxes shall not include any tax on the net income of Landlord, except to the extent included in subparagraph (b) above.

8.3 Payments

Tenant’s Pro Rata Share of Taxes levied or assessed for or during the Lease Term shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord; provided, that in the event Landlord is required under any mortgage covering the Building to escrow Taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Subsequent to the end of each calendar year, Landlord shall include in the Year End Statement the actual amount of Tenant’s Pro Rata Share of Taxes for such calendar year. In the event no tax bill is available, Landlord will compute the amount of such tax. If the total amount paid by Tenant under this Section 8.3 for any calendar year during the Lease Term shall be less than the actual amount due from Tenant for such calendar year, as shown on such Year End Statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within fifteen (15) days after the furnishing of each Year End Statement. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder or paid to Tenant in the event this Lease has terminated and Tenant has paid all Rent and other payments required under this Lease and performed all obligations of Tenant under this Lease. In the event a refund of Taxes previously paid is obtained, Tenant’s Pro Rata Share thereof shall be credited to the next installment due under this Section or paid to Tenant in the event this Lease has terminated and Tenant has paid all Rent and all other payments under this Lease and performed all obligations of Tenant under this Lease. For the partial Lease Years in which this Lease commences and terminates, the provisions of this Section shall apply, and Tenant’s Pro Rata Share of any Taxes for such years shall be subject to a pro rata adjustment based on the number of days of said Lease Years during which the Lease Term is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill or return relates.

8.4 Tenant’s Taxes

Tenant shall pay all real and personal property taxes levied or assessed against Tenant’s property and improvements upon or affixed to the Demised Premises, including taxes attributable to all alterations, additions, or improvements made by Tenant.

SECTION 9

USE OF DEMISED PREMISES

9.1 Use of Demised Premises

Tenant shall use and occupy the Demised Premises during the Lease Term only for the purpose stated in Section 1 hereof and attendant office use and for no other purpose without the prior written consent of the Landlord. Tenant shall not use or permit any person to use the Demised Premises or any part thereof for any use or purpose other than the use stated in Section 1 or in violation of any law, statute, order, ordinance, code, rule or regulation of any federal, state or municipal body or other governmental agency having jurisdiction thereof, including, without limitation, zoning, land use and building ordinances, uses and requirements; occupational safety and health requirements, community right-to-know requirements; the Americans With Disabilities Act of 1990; and Environmental Laws (as defined in Section 9.3) (collectively “Laws”), or any building and use restrictions (“Restrictions”) affecting the Building or the Demised Premises, if any. Tenant shall comply with all such present and future Laws and Restrictions affecting the Building and Demised Premises and the cleanliness, safety, occupation and use of the same, at Tenant’s sole cost and expense. Tenant shall, at Tenant’s expense, obtain such approvals, permits or certificates, including, without limitation, a Certificate of Occupancy if Tenant is constructing any tenant improvements in the Demised Premises, that may be required in order for Tenant to occupy and use the Demised Premises. Tenant shall promptly notify Landlord of, and provide Landlord with copies of, all notices, requests, orders, complaints or other correspondence directed to Tenant from any federal, state or municipal body or governmental agency or authority pertaining to any actual or alleged violation of Laws or Restrictions.

9.2 Care of Demised Premises

Tenant, at its sole cost and expense, shall keep the Demised Premises orderly, neat, safe and clean and free from rubbish and dirt at all times and shall store all inventory, trash and supplies within the Demised Premises. Tenant shall not deposit trash or any other items in the Common Areas. Tenant shall use the dumpsters provided by Landlord for trash and garbage and Tenant shall pay Landlord all reasonable additional costs incurred by Landlord in the event Tenant’s trash and garbage exceeds the normal usage, specifically including that generated by Tenant’s move in and move out of the Demised Premises upon written demand. Tenant shall not burn any trash or garbage at any time in or about the Demised Premises. At the expiration of the Lease Term, or the sooner termination thereof, Tenant shall surrender the Demised Premises in as good condition and repair as existed at the time Tenant took possession, reasonable wear and tear excepted.

9.3 Hazardous Substances

Tenant shall not cause or permit the Demised Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, release, transfer, produce or process hazardous substances as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. 9601(14), hazardous wastes as defined in Section 1004(5) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6903(5) and implementing regulations, hazardous wastes as defined in the Wisconsin Hazardous Waste Management Act, as amended, Wis. Stats. Sec.291.01 et. seq., gasoline, petroleum, petroleum products and any substances defined as hazardous or toxic substances in any Environmental Laws, or extremely hazardous substances as defined in the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. 1001 et. seq. (hereinafter collectively referred to as “Hazardous Substances”), except for Hazardous Substances necessary for Tenant’s permitted use, cleaning and maintenance of the Demised Premises, provided and so long as such use of Hazardous Substances (including storage of reasonable quantities) are in full compliance with all Environmental Laws. Environmental Laws mean any applicable federal, state, county or local statutes, laws, regulations, rules, directives, ordinances, or codes relating to environmental matters, including by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource, Conservation and Recovery Act of 1976, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Federal Hazardous Materials Transportation Act, the Toxic Substance Control Act, and Chapters 281 (Water and Sewage), 283 (Pollution Discharge Elimination) 285 (Air Pollution), 287 (Solid Waste) and 291 (Hazardous Waste Management) of the Wisconsin Statutes, and any amendments or extensions thereof, any replacement laws, statutes and ordinances and any rules, regulations, standards or guidelines issued pursuant to any of the aforesaid and all other applicable environmental standards or requirements.

9.4 Affidavit And Questionnaire

Tenant is not aware of, and intends that it will not bring, any Hazardous Substances to the Demised Premises. However, if Tenant does introduce any Hazardous Substances to its Demised Premises, Tenant shall, upon the reasonable request of Landlord or Landlord’s mortgagee, which shall not be more than annually, submit a sworn Affidavit signed by the duly authorized officer of Tenant, setting forth the identity, quantity and purpose of all Hazardous Substances and any similar substance used or present on the Demised Premises, if any.

9.5 Obligation of Tenant

The obligations and liabilities of Tenant under Sections 9.1 through 9.5 shall survive termination of this Lease.

SECTION 10

INDEMNITY

10.1 Indemnity

Tenant shall indemnify and hold harmless Landlord from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises out of: (a) Tenant’s use of the Demised Premises; (b) the negligence or willful misconduct of Tenant, its employees, agents, or invitees; or (c) any breach or default by Tenant in the performance of any obligation on Tenant’s part to be performed under this Lease.

Landlord shall indemnify and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises from: (a) any work or activity performed by Landlord in Demised Premises; (b) the gross negligence or willful misconduct of Landlord, its employees, agents or contractors; or (c) any breach or default by Landlord in the performance of any obligation on Landlord’s part to be performed under this Lease.

10.2 Liability Insurance

Tenant shall from and after the Substantial Completion Date through the termination of the Lease Term procure and keep in effect, for the benefit of Landlord and any mortgagee of the Building or any portion thereof, commercial, general liability insurance on an occurrence basis, including personal and advertising injury liability, employers’ liability, non-owned automobile liability, owners’ and contractors’ protection insurance, operations and blanket contractual coverage, for personal injury or death or property damage occurring in, upon or about the Site or Demised Premises or any street, drive, sidewalk, curb or passageway adjacent thereto and caused by or attributable to the negligence, acts or omissions of Tenant, its employees, agents, representatives, invitees, licensees and contractors in the amount reasonably required by Landlord (but in no event less than Two Million ($2,000,000) Dollars combined single limit per occurrence, which may be based on a combination of primary coverage plus excess insurance or “umbrella” coverage. Any contractual liability coverage for indemnifications given by Tenant under this Lease shall not in any way limit such indemnifications. The insurance coverage shall include the activities and operations of Tenant and any person on the Demised Premises or performing work on behalf of Tenant and shall contain a severability of interest clause and a cross-liability clause. Tenant shall provide Landlord with an endorsement to such insurance naming Landlord and Landlord’s mortgagee as additional named insureds.

10.3 Tenant’s Contractor’s Insurance

Tenant shall require any contractor of Tenant performing work on the Demised Premises to take out and keep in force, at no expense to Landlord, (a) comprehensive general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection to the limit, for each occurrence, of not less than Two Million ($2,000,000) Dollars with respect to personal injury or death and Five Hundred Thousand ($500,000) Dollars with respect to property damage; and (b) worker’s compensation or similar insurance in form and amounts required by law. The liability insurance shall name Landlord and any mortgagee of the Building or any portion thereof as additional insureds and provide Landlord with thirty (30) days prior written notice of alteration, amendment, modification or cancellation of such insurance by specific endorsement.

10.4 Delivery of Policy and Special Endorsement

The insurance policies required by this Section 10 shall contain provisions satisfactory to Landlord prohibiting cancellation, alterations, changes, amendments, modifications, deletions or reductions in coverage either at the insistence of Tenant or the insurance company issuing the policy, without at least thirty (30) days prior written notice having been given to Landlord at the address stated in Section 1. Copies of such insurance policies and all renewals thereof, together with receipts evidencing payment in full of the premiums thereon, shall be delivered promptly to Landlord prior to Tenant taking possession under this Lease and at least thirty (30) days prior to expiration or renewal of such insurance.

SECTION 11

MAINTENANCE AND REPAIRS

11.1 Maintenance and Repairs

Tenant shall, at its sole cost and expense, during the Lease Term, maintain and repair (including necessary replacements) and keep neat and in good appearance and condition the Demised Premises, including, but not limited to, the interior walls, interior ceiling, and the portion of electrical system, plumbing system, and HVAC system which is located in the Demised Premises. The plumbing system, including the sewage facility, serving the Demised Premises shall not be used for any purpose other than for which it was constructed and Tenant shall not introduce any matter therein which results in blocking such system. Tenant shall, at its sole cost and expense, also repair any damage to the outer walls or roof of the Demised Premises, or to the walkways, landscaping or land for the Building, caused by Tenant, its customers or invitees, including damage caused by trucks or trailers making pickups or deliveries to the Demised Premises. Tenant shall, at its sole cost and expense, contract with contractors acceptable to Landlord for the performance of all maintenance and repairs required of Tenant under this Lease. Tenant shall perform such maintenance and repairs so as to maintain the Demised Premises in a first-class condition. Such maintenance and repair obligations of Tenant shall include items deemed to be capital improvements for tax purposes. The maintenance and repair obligations of Tenant hereunder shall survive termination of this Lease.

11.2 Compliance with Laws

During the term of this Lease, Tenant shall comply with all Laws and Restrictions (as defined in Section 9.1) and make any repairs, additions, modifications or alterations to the Demised Premises, regardless of the nature thereof, which are required by any Laws or Restrictions or required by the insurance carrier to maintain the insurance required under this Lease. Tenant shall not be responsible for any items out of compliance as of the Commencement Date. Landlord shall be responsible for all items out of compliance prior to the Commencement Date.

SECTION 12

TENANT’S ALTERATIONS

12.1 Alterations

Tenant shall not make any alterations, additions, modifications or improvements (“Alterations”) to the Demised Premises without the prior written consent of Landlord. Landlord will not unreasonably withhold its consent with respect only to non-structural Alterations which do not modify the weight bearing capabilities of the Demised Premises or the building in which it is located, do not involve any demolition work or penetration of the exterior roof, walls or walls adjacent to common areas, do not change the architectural design or the character or use of the Demised Premises and do not adversely effect the plumbing, mechanical, electrical, or heating, ventilating and air conditioning systems of the Demised Premises or other improvements in or to the Building. Tenant shall notify Landlord in writing and obtain prior written consent of Landlord for any Alterations which involve asbestos-based fire retardants, ceiling tiles, pipes or other asbestos-containing materials. All Alterations made by either Landlord or Tenant to the Demised Premises shall become the property of Landlord, shall remain upon and be surrendered with the Demised Premises at the termination of this Lease, without molestation or injury; unless (a) Landlord either (i) has consented to such removal at the time such Alteration was made by Tenant, or (ii) consents in writing to Tenant’s removal of such Alterations, and (b) Tenant repairs any damage or injury caused thereby in a good and workmanlike manner. Notwithstanding anything to the contrary herein, Landlord, at its option, may at the expiration of the Lease Term require Tenant, at Tenant’s sole cost and expense, to remove any Alterations made by Tenant during the Lease Term unless Landlord has expressly waived such right in writing and to repair any damage or injury caused thereby in a good and workmanlike manner. All Alterations made by Tenant or the removal thereof shall be made in a first class workmanlike manner by properly bonded contractors in amounts approved by Landlord, free of all liens and encumbrances and in compliance with all Laws and Restrictions. Landlord shall have the right to stop any work not being performed in conformance with this Lease, and, at its option, may repair or remove non-conforming work at the expense of Tenant. Tenant hereby indemnifies and holds Landlord harmless from and against any such liens, encumbrances and violations of Laws and Restrictions. The filing of any lien or encumbrance, or the violation of Laws or Restrictions, shall constitute a Default hereunder. The repair and indemnity obligations of Tenant hereunder, including Tenant’s obligations to repay Landlord the cost of repairing or removing Alterations, shall survive the termination of this Lease.

12.2 Construction Liens

Tenant shall not suffer or permit any construction liens to be filed against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such construction lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record within twenty (20) days after the date of filing the same. If Tenant shall fail to discharge such construction lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by Landlord for any of the aforesaid purposes, and all actual legal and other expenses of Landlord, including actual counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the rate equal to the prime interest rate (as defined in Section 5.6) plus five (5%) percent, but in no event higher than the legal limit, from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as Additional Rent. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord’s estate to liability under any construction lien law. In connection with the construction of any Alteration, the performance of any maintenance, repairs or replacement pursuant to Section 11 by Tenant or any other construction performed by Tenant, Tenant shall prior to commencing construction post (and provide Landlord the opportunity to post) notices in the visible locations within the construction area advising all contractors, subcontractors, laborers and materialmen that Landlord has no responsibility for the construction of the Alterations, maintenance, repairs, replacements or other construction by Tenant and that Landlord’s interest in the Site, Building and Demised Premises shall not be subject to any construction lien. Tenant does hereby agree to indemnify, defend and hold Landlord and the Site, Building and Demised Premises (and any portion thereof) harmless from and against any and all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such construction lien or other lien.

SECTION 13

PROPERTY INSURANCE, REBUILDING AND WAIVER OF SUBROGATION

13.1 Tenant’s Insurance

Tenant shall from and after the Substantial Completion Date through the termination of the Lease Term procure and keep in effect, for the benefit of Landlord and any mortgagee of the Demised Premises, the following insurance:

13.1.1 Property coverage insurance including fire, vandalism, windstorm, explosion, smoke damage, malicious mischief, sprinkler leakage and such other perils as are included in a standard extended coverage endorsement, insuring all equipment, furniture, furnishings, fixtures and property owned or leased by Tenant, or for which Tenant is responsible and all Alterations and tenant improvements constructed by Landlord at Tenant’ expense (collectively “Tenant Property”) in an amount equal to the full replacement cost of such Tenant Property. Whether or not Tenant maintains such insurance, Tenant shall make no claims and releases Landlord from any liability for any damage, injury, loss, or loss of use of any and all Tenant Property and any other contents of Tenant located on or within the Demised Premises.

13.1.2 Business interruption insurance in such amount as will reimburse Tenant for all business interruption damages and losses, including without limitation, relocation expenses, rental costs and expenses and direct or indirect loss of earnings, for a period of at least one (1) year, attributable to all perils insured against under this Section 13 and other perils commonly insured against by prudent Tenants or attributable to prevention of access to the Demised Premises as a result of such perils. Whether or not such insurance is maintained, Tenant shall make no claims and releases Landlord from any liability for any such business interruption damages and losses.

13.2 Insurance Policies

Tenant’s insurance policies shall comply with the following requirements:

13.2.1 Name Landlord, Landlord’s employees, agents and representatives and Landlord’s mortgagee as additional insureds.

13.2.2 Contain a waiver of any subrogation rights which Tenant’s insurers may have against Landlord or Landlord’s mortgagee and against those for whom the Landlord is legally responsible.

13.2.3 Be issued by insurers licensed to do business in the State of Wisconsin, with a general policy rating of A- or better from a financial class of VII or better by A.M. Best Company, Inc. in such form reasonably satisfactory to Landlord and Landlord’s mortgagee.

13.2.4 The policies shall be non-contributing and apply only as primary coverages and not as excess coverage to any other insurance available to Landlord.

13.2.5 Include provisions providing that insurance coverage shall not be invalidated with respect to the interests of the Landlord or the Landlord’s mortgagee by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies.

13.2.6 Contain provisions or include endorsements which provide that the policies shall not be cancelled, amended or materially altered without at least thirty (30) days prior written notice to Landlord and Landlord’s mortgagee.

13.2.7 Certificates of insurance and copies of all insurance policies required under this Section 13 and receipts evidencing payment of all premiums for such policies shall be provided to Landlord thirty (30) days prior to Tenant taking possession under this Lease and at least thirty (30) days prior to their termination or renewal.

13.3 Increases in Insurance Coverage

During the term of this Lease, or whenever Tenant materially improves or alters the Demised Premises, Landlord shall have the right to require reasonable changes to Tenant’s insurance coverages and increases in Tenant’s insurance policy limits for insurance to be carried by Tenant as set forth in this Section 13.

13.4 Landlord’s Insurance

Landlord shall provide and keep in full force and effect throughout the Lease Term the following insurance and Tenant shall pay, as Additional Rent, Tenant’s Prorata Share of the cost of such insurance pursuant to Section 7.3:

13.4.1 Commercial general liability insurance with respect to Landlord’s operation of the Building, for bodily injury or death, and for damage to property of others, with policy limits as reasonably determined by Landlord or as required by Landlord’s mortgagee.

13.4.2 Fire and casualty insurance with extended coverage endorsements in such reasonable amounts and with such reasonable deductibles as reasonably determined by Landlord or as required by Landlord’s mortgagee.

13.4.3 Such other insurance on the Building or the Project as Landlord reasonably deems advisable.

No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord and Tenant shall not be entitled to share or receive any proceeds of any insurance policy carried by Landlord. Landlord is authorized to adjust and compromise any loss without the consent of Tenant, to collect, receive and receipt for any insurance proceeds on behalf of Landlord and all tenants in the Building and to endorse Tenant’s name upon any check in payment of such proceeds in the event Tenant’s name is listed thereon. Landlord’s obligations to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance. Landlord’s insurance shall not cover Tenant’s Property, tenant improvements constructed by Landlord at Tenant’s expense, or Alterations. Landlord, at its option, may carry rental interruption insurance in amounts equal to Tenant’s Rent for twelve (12) months under this Lease.

13.5 Release of Claims

Tenant waives and releases all claims against Landlord in respect of any liability or loss in connection with, damage to any property (including without limitation, documents, files or work products) or injury to or death of any person in, upon or around the Demised Premises and Building, arising at any time and from any cause, except for Landlord’s gross negligence or willful misconduct.

13.6 Waiver of Subrogation

Any property insurance policy carried by Landlord or Tenant or any policy covering both the interest of Landlord or Tenant under this Section 13 shall include a provision under which the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Landlord or Tenant hereby release and discharge each other from any liability whatsoever arising from any loss, damage or injury caused by fire or other casualty.

13.7 Rebuilding

If all or part of the Demised Premises are rendered untenantable by damage from fire or other casualty which in Landlord’s reasonable opinion can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable Laws within one hundred eighty (180) days from the date on which Landlord receives the insurance proceeds, then only to the extent that insurance proceeds are available for repair or rebuilding, Landlord shall diligently and continuously repair the damage to the Building and Demised Premises

(including Landlord’s Improvements), provided and so long as, Tenant repairs and restores all of Tenant’s fixtures, furniture, furnishings, equipment and personal property and pays Landlord the cost of any tenant improvements constructed by Landlord at Tenant’s expense. If Landlord is unable to complete the restoration within such one hundred eighty (180) day period, Tenant may terminate this Lease. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to repair or rebuild the Demised Premises or the Building in the event the damage or destruction by fire or other casualty occurs during the last Lease Year of the original term of this Lease or any exercised option term, if any. Except for Landlord’s Improvements, Landlord shall have no obligation to repair, rebuild or restore Alterations (whether constructed or installed by Landlord or Tenant) nor shall Landlord have any obligation to replace Tenant’s fixtures, furniture, furnishings, equipment and personal property.

13.8 Termination of Lease

If all or any part of the Demised Premises are rendered untenantable by damage from fire or other casualty which in Landlord’s reasonable opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable Laws within one hundred eighty (180) days from the date on which Landlord receives the insurance proceeds relating to such casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other pursuant to the terms of this Lease not later than ten (10) days after such determination by Landlord. If neither party exercises its right to terminate, Landlord shall, but only to the extent that insurance proceeds are available, repair such damage to the Building and Demised Premises (including Landlord’s Improvements), provided and so long as, Tenant repairs and restores all of Tenant’s fixtures, furniture, furnishings, equipment and personal property and pays Landlord the cost of any tenant improvements constructed by Landlord at Tenant’s expense. If Landlord elects not to rebuild or reconstruct the Building, then Landlord shall have the right to terminate this Lease upon sixty (60) days prior written notice to Tenant notwithstanding the fact that the Demised Premises remains tenantable. Except for Landlord’s Improvements, Landlord shall have no obligation to repair, rebuild or restore Alterations (whether constructed or installed by Landlord or Tenant) nor shall Landlord have any obligation to replace Tenant’s fixtures, furniture, furnishings, equipment and personal property.

13.9 Rental Proration or Abatement

In the event the Lease is terminated pursuant to this Section 13, the Rent shall be prorated to the effective date of Termination and any other obligations of Tenant requiring adjustment shall be appropriately adjusted between Landlord and Tenant as of the date of termination. Except as specifically set forth in this Section 13, there shall be no reduction or abatement of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant’s business or property arising from any fire or other casualty, regardless of cause, or from the making of any repairs resulting from such fire or other casualty in or to any portion of the Building or the Demised Premises. In the event the Lease is not terminated and Landlord elects to rebuild, then during the period the Demised Premises is untenantable, Tenant shall be entitled to an abatement of the Rent, provided and so long as the Tenant, its employees, agents, representatives, invitees, licensees and contracting parties did not cause the damage or destruction.

SECTION 14

EMINENT DOMAIN

14.1 Total Condemnation

If the whole of the Demised Premises shall be taken by any condemning authority under the power of eminent domain, then the term of this Lease shall cease as of the date Tenant loses use or possession of the Demised Premises, and the Rent shall be paid up to that day with a proportionate refund by Landlord of such Rent as may have been paid in advance.

14.2 Partial Condemnation

If only a part of the Demised Premises shall be taken by any condemning authority under the power of eminent domain, then, except as otherwise provided in this Section, this Lease and the term shall continue in full force and effect and there shall be no reduction in the Rent, except as provided in this Section 14.2. From and after the date Tenant loses use or possession of a portion of the Demised Premises, the Rent and Tenant’s Pro Rata Share shall each be reduced in the proportion which the floor area of the part of the Demised Premises so acquired bears to the total floor area of the Demised Premises immediately prior to the date such physical possession is transferred. If (a) more than thirty-five (35%) percent of the Demised Premises or the building in which the Demised Premises are located shall be taken under eminent domain, or (b) more than thirty-five (35%) percent of the parking spaces on the Demised Premises shall be taken under eminent domain and Landlord is unable to provide parking spaces on land immediately contiguous to the Demised Premises equal to one-half of the number of parking spaces taken, the Landlord and Tenant shall each have the right to terminate this Lease and declare the same null and void, by written notice of termination to the other party within thirty (30) days after the date the order is entered in such eminent domain proceeding establishing the date upon which actual physical possession shall be transferred to the condemning authority. Termination of this Lease shall be effective as of the date Tenant loses use or possession of the Demised Premises. In the event neither party exercises said right of termination, the Lease Term shall cease only on the part of the Demised Premises so taken as of the date Tenant loses use or possession of the Demised Premises and Tenant shall pay Rent up to that day, with appropriate refund by Landlord of such Rent as may have been paid in advance, and thereafter all the terms herein provided shall continue in effect, except that the Annual Base Rent and Tenant’s Pro Rata Share shall be reduced in the proportion stated above and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the remaining Building and the remaining Demised Premises so as to cause each to be a complete architectural unit.

14.3 Landlord’s and Tenant’s Damages

All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee for the Building; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of, Tenant’s stock and fixtures, business interruption losses and relocation expenses.

SECTION 15

ACCESS TO PREMISES

Landlord or Landlord’s agents shall have the right, upon twenty-four (24) hours advance written notice, except in the case of an emergency, to enter the Demised Premises at all reasonable times to examine the same, and to show them to prospective purchasers or mortgagees of the Building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Rent shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of the business of Tenant, or otherwise. Landlord may exhibit the Demised Premises to prospective lessees during the nine (9) months prior to expiration of the Lease Term and place upon the Demised Premises the usual notices “To Let” or “For Rent,” which notices Tenant shall permit to remain thereon without molestation. Landlord shall use its good faith efforts to minimize its disruption to Tenant in entering the Demised Premises.

SECTION 16

FIXTURES AND EQUIPMENT

All fixtures and equipment installed by Tenant during the term of this Lease which are incorporated into and/or affixed to the Building, Demised Premises, Alterations or any improvements therein and cannot be removed without substantial damage or injury to the Building, Demised Premises, Alterations or any improvements therein shall not be removed without Landlord’s prior written consent. All fixtures and equipment not removed shall remain the property of Landlord at the termination of the Lease Term. In the event Landlord consents to such removal, Tenant shall remove such fixtures in accordance with all applicable Laws and Restrictions and shall repair any such damage or injury in a good and workmanlike manner.

SECTION 17

BANKRUPTCY AND INSOLVENCY

If the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or if any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant’s property for the benefit of creditors (and as to such matters involuntarily taken against Tenant, Tenant has not within sixty (60) days thereof obtained a release or discharge therefrom), then this Lease may be canceled at the option of Landlord. If, as a matter of law, Landlord has no right upon the bankruptcy of Tenant to terminate this Lease then, the rights of Tenant, as debtor, or its trustee, shall be deemed abandoned or rejected unless Tenant, as debtor, or its trustee, (a) within sixty (60) days after the date of the order for relief under Chapter 7 of the Bankruptcy Code or sixty

(60) days after the date the petition is filed under Chapter 11 of the Bankruptcy Code assumes in writing the obligations under this Lease, (b) cures or adequately assures the cure of all Defaults existing under this Lease on Tenant’s part within such sixty (60) days, and (c) furnishes adequate assurance of future performance of the obligations of Tenant under this Lease. Adequate assurance of curing Defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such cure. Adequate assurance of future performance of the Tenant’s obligations under this Lease means increasing the security deposit by an amount equal to six (6) Monthly Installments of Base Rent.

Tenant shall not be permitted to assume and assign this Lease in connection with any bankruptcy or insolvency proceedings without full and complete compliance with the following provisions: (a) Landlord is provided with the following information regarding the party desiring to assume the Lease (“Assumptor”) which Landlord in its sole and absolute discretion deems sufficient (1) organizational information regarding the Assumptor (2) audited financial statements for the three (3) most recent fiscal years, and (3) such other information as Landlord deems appropriate, (b) Landlord determines that the use of the Demised Premises by the intended Assignee is compatible with the character of the Building, (c) all existing Defaults under this Lease are cured at least ten (10) days prior to any hearings in connection with Tenant’s request to assume and assign the Lease, (d) the Assumptor at any such hearing provides adequate assurance of its future performance of the Lease as determined by Landlord in its sole and absolute discretion, which adequately assurance shall include at least the following: (1) posting of security deposit equal to six (6) Monthly Installments of Base Rent, if such was not already posted by Tenant, (2) paying in advance to Landlord the next six (6) Monthly Installments of Base Rent, or posting an irrevocable letter of credit for such amount, (3) establishing with Landlord an escrow in advance for the full cost of all real estate taxes, and insurance, as required under the Lease for the next twelve (12) months of the Lease and thereafter on an annual basis in advance, and (4) providing Landlord with an unconditional continuing guarantee of the Lease executed by the owners or officers of the Assumptor as determined by Landlord in its sole and absolute discretion, and (5) the Assumptor executes a written agreement assuming the Lease and such Lease amendments as are necessary, which agreements and amendments are satisfactory to Landlord in its sole and absolute discretion.

SECTION 18

MORTGAGE OR SALE BY LANDLORD

18.1 Mortgage and Subordination

Landlord reserves the absolute right to subject and subordinate this Lease, at all times and in all respects, to all existing and future mortgages now or hereafter placed upon the Demised Premises; provided Tenant’s right of possession will not be disturbed by the mortgagee of any mortgage upon the Demised Premises in connection with any mortgage foreclosure proceedings so long as Tenant is not in Default hereunder. The holder of any such mortgage may elect to subordinate such mortgage to this Lease. In the event Landlord exercises its right hereunder, Tenant hereby agrees to execute and deliver, or join in the execution and delivery of an agreement (“Subordination Agreement”) substantially in the form and substance attached as

Exhibit F. In the event Tenant fails to provide the Subordination Agreement required by this Section 18.1 within twenty (20) days, Landlord may execute and deliver the Subordination Agreement in the name of Tenant and Tenant hereby irrevocably appoints Landlord as the attorney-in-fact for Tenant for such purposes and Landlord shall promptly provide Tenant with a copy of such executed Subordination Agreement. Any mortgagee of any mortgage upon the Demised Premises shall have no personal liability under this Lease and upon becoming a successor in interest to the Landlord, such liability as a successor landlord shall be limited to its ownership interest in the Project in the same manner as the Landlord pursuant to Section 28.3 of this Lease.

18.2 Sale or Transfer

Landlord shall have the right to sell, transfer or assign the Demised Premises (“Conveyance”). In the event of a Conveyance, Tenant shall attorn to the purchaser, transferee or assignee (“Transferee”) and recognize such Transferee as Landlord under this Lease and Landlord shall be relieved from all subsequent obligations and liabilities under this Lease, provided such obligations are assumed in writing by such Transferee and a copy thereof is provided to Tenant. Any Transferee shall have no personal liability under this Lease and upon becoming a successor in interest to the Landlord and incurring liability from and after such date as a successor landlord shall have liability limited to its ownership interest in the Project in the same manner as the Landlord pursuant to Section 28.3 of this Lease.

18.3 Estoppel Certificates

Prior to occupancy and thereafter within twenty (20) days after written request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement (“Estoppel Certificate”) in writing in the form and substance attached as Exhibit G, or such other form as reasonably requested by any mortgagee providing financing or refinancing for the Project or any purchaser of the Project. It is understood that such Estoppel Certificate may be relied upon by Landlord, a prospective purchaser, mortgagee or assignee of any mortgagee of Landlord’s interest in the Demised Premises for this Lease. In the event Tenant fails to provide the Estoppel Certificate required by this Section 18.3 within twenty (20) days, Landlord may execute and deliver the Estoppel Certificate in the name of Tenant and Tenant hereby irrevocably appoints Landlord as the attorney-in-fact for Tenant for such purposes and Landlord shall promptly provide Tenant with a copy of such executed Estoppel Certificate.

18.4 Notice to Mortgagee

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, Tenant shall, prior to exercising any rights or remedies it may have hereunder or as a matter of law as a result of such default, notify any mortgagee of any mortgage upon the Building (“Mortgagee”), in writing, of such default. Such Mortgagee shall have forty (40) days after the date of such notice to cure such default; provided, however, if such default cannot, with reasonable diligence, be fully cured within such forty (40) day period and Mortgagee commences such performance and is proceeding diligently, then such forty (40) day period shall be extended to the time that, with reasonable diligence, such default can be cured.

SECTION 19

ASSIGNMENT AND SUBLETTING

Tenant shall not sell, assign, sublet, hypothecate, encumber, mortgage or in any manner transfer (including transfers by operation of law or otherwise) this Lease or any estate or interest therein (including any transfer by operation of law or otherwise), the Demised Premises or any part thereof or permit the use of the Demised Premises by any third party (collectively “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In determining reasonableness, Landlord will consider all relevant factors surrounding the proposed subletting or assignment, including, and without limitation: the business reputation of the proposed subtenant or assignee and its officers, directors, and stockholders; the type of business of the proposed subtenant or assignee and its affect on the other tenants of the building; the financial condition of the proposed subtenant or assignee; the proposed subtenant or assignee will not involve any medical or dental use or similar or related use and the subtenant or assignee is not any governmental or quasi-governmental agency; the use of the proposed subtenant or assignee will not violate or conflict with any restrictions contained in previously executed leases or other agreements affecting the Building.

For purposes of this Section 19, Transfer shall include the following events: (a) the sale or liquidation of any assets not in the ordinary course of business, (b) the merger, acquisition or consolidation by Tenant by or with any other person, corporation, partnership or other entity, (c) the merger, acquisition or consolidation by Tenant of any other person, corporation, partnership or other entity, (d) any sale, exchange, transfer, pledge or redemption of any stock of Tenant of the issuance of any stock, stock options, preference, warrants or other change in the capitalization or ownership of Tenant which results in a change in the control of Tenant, or (e) any other transaction resulting in a change of control or other material change in the structure of Tenant. In the event of a Transfer with Landlord’s consent, Tenant shall remain and continue fully liable to perform all of Tenant’s obligations under this Lease, unless Landlord releases Tenant in writing from such obligations. In the event of a Transfer by Tenant without Landlord’s prior written consent, Landlord shall have the right, without further notice to Tenant or any right of Tenant to cure such default, to exercise the following remedies, either individually or cumulatively without such constituting an election of remedies: (1) accelerate payment of all Rent payable during the balance of the unexpired Lease Term and receive immediate payment thereof, (2) terminate this Lease, re-enter and repossess the Demised Premises, and (3) enforce all other remedies available under this Lease or permitted by law. Consent by Landlord to one or more Transfers shall not operate to exhaust Landlord’s rights hereunder. The acceptance of Annual Base Rent or Additional Rent from an assignee, subtenant or occupant shall not constitute a release of Tenant from the obligations and covenants in this Lease. Tenant shall remain liable under this Lease until Landlord executes and delivers a written release of such liability. Landlord’s consent hereunder shall not be unreasonably withheld only in the event of the Transfer of all or any part of the Demised Premises to any parent corporation of Tenant, or wholly owned subsidiary of Tenant. In the event of a Transfer by Tenant, with or without Landlord’s consent, all Annual Base Rent, Additional Rent, sums of money or other economic considerations received by Tenant from any such subtenant, assignee, transferee or occupant, which exceed, in the aggregate, the total sums of Annual Base Rent, Additional Rent or other amounts which Tenant is obligated to pay Landlord under this Lease shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any obligations of Tenant hereunder.

SECTION 20

EXPANSION SPACE

20.1 Expansion Offer Subject to those rights of the current tenant existing on the date hereof, if space on the second floor of the Building adjacent to the Demised Premises becomes vacant and available for lease during the Lease term (“Available Expansion Space”) Landlord, prior to offering or leasing such space to any third party, shall provide Tenant with a written notice identifying the size and location of the Available Expansion Space and the date the space is available for occupancy (“Expansion Notice”). The Available Expansion Space shall be offered by Landlord in its then “as is” condition and broom clean. Landlord shall have no obligation to make any repairs or improvements to the Expansion Space. If Tenant notifies Landlord within twenty (20) days of receipt of the Expansion Notice that Tenant desires to lease such space, Tenant and Landlord shall amend the Lease to include the Expansion Space under the same terms and conditions as the Lease. Tenant acknowledges that the remaining space on the second floor of the Building (Suite 250) is currently being leased by an affiliate of Landlord and that any transfer of the Lease of Suite 250 to another entity of which Landlord or DeMattia Development II, LLC, is a member, shall not constitute a vacancy or new lease and Landlord shall not be required to provide Tenant with an Expansion Notice.

20.2 Tenant’s Acceptance Notice So long as Tenant is not in default under this Lease and has not on more than one prior occasion been in default, which default has been cured, Tenant shall have the right to lease the Available Expansion Space by providing Landlord with written notice of acceptance of the terms and conditions contained in the Expansion Notice within five (5) business days of the Expansion Notice (“Tenant’s Acceptance Notice”) and taking possession of the Available Expansion Space on the date specified in the Expansion Notice. Prior to Tenant taking occupancy of the Available Expansion Space, Landlord and Tenant shall execute an amendment to this Lease adding the Available Expansion Space to the Demised Premises and otherwise setting forth the lease terms and conditions for the Available Expansion Space. In the event Tenant fails to provide the Tenant Acceptance Notice, Tenant’s right to such Available Expansion Space or any Expansion Space on the second floor subsequently becoming available shall be deemed waived and any rights under this Section 20 shall terminate. The rights of Tenant under this Section 20 are personal to Tenant and are not transferable or exercisable by any Transferee.

SECTION 21

DEFAULT, RE-ENTRY AND DAMAGES

21.1 Default

The following shall constitute a default (“Default”) by Tenant under this Lease: (a) failure to pay any Rent within five (5) days of written notice that it is past due, except that Landlord shall not be required to give written notice more than two (2) times in a twelve (12) month period, and, after two (2) such written notices, written notice shall no longer be required; (b) failure to maintain the insurance coverage required hereunder; (c) failure to perform any of the terms and conditions under this Lease, other than the payment of Rent or maintenance of insurance coverage, and such failure remains uncured for thirty (30) days following written notice; (d) Landlord has elected to cure Tenant’s default under Section 22 and Tenant has failed to pay Landlord the cost and expenses incurred to cure such default within fifteen (15) days after demand; (e) Tenant has attempted to Transfer (as defined in Section 19) the Demised Premises or taken other actions requiring Landlord’s consent, without receiving such consent; (f) an event of bankruptcy or insolvency in violation of Section 17 has occurred; or (g) Tenant has committed waste, which shall include the failure to pay taxes, hazard insurance premiums and failure to maintain and repair the Demised Premises or any other obligations hereunder. Notwithstanding anything else contained herein to the contrary, for non-monetary defaults, it shall not be deemed a default if Tenant is diligently proceeding to cure such default, but has not been able to cure within the thirty (30) day time period; however, this shall not exceed ninety (90) days.

21.2 Re-Entry and Damages

In the event of Tenant’s Default, Landlord shall, in addition to all of its other remedies under this Lease, or permitted in law or equity, have the right to re-enter the Demised Premises, in accordance with applicable law, to remove all persons and property therefrom. Upon such default, Landlord, at its option, may either terminate this Lease, or without terminating this Lease, relet the Demised Premises or any part thereof on such terms and conditions as Landlord deems advisable in its reasonable discretion. The proceeds of such reletting shall be applied: (a) first, to the payment of any indebtedness due from Tenant to Landlord other than Rent hereunder, together with the Default Charge as provided for in Section 5.6; (b) second, to the payment of any costs of such reletting (or attempts to relet), including, without limitation, the cost of any reasonable alterations and repairs to the Demised Premises; brokerage fees and expenses; advertising expenses; inspection fees; free rent and rental concessions; tenant improvement allowances; tenant relocation costs, expenses and allowances; tenant equipment allowances and other tenant concessions; and attorney’s fees; (c) third, to the payment of Rent due and unpaid hereunder, together with the Delinquency Charge as provided for in Section 5.5; (d) fourth, to any other damages, costs and expenses incurred by Landlord as a result of Tenant’s breach; and (e) the remaining balance of such proceeds, if any (“Net Reletting Proceeds”), shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should the Net Reletting Proceeds during any month be less than the Monthly Installment of Base Rent or Additional Rent required hereunder, then Tenant shall during such month pay such deficiency to Landlord upon demand. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease. In the event Landlord elects to terminate this Lease, then Tenant shall remain liable to Landlord for all Rent and other obligations of Tenant under this Lease and damages incurred by Landlord as a result of Tenant’s default. Landlord shall be required to mitigate damages in accordance with Wisconsin law.

21.3 Waiver of Landlord’s Liability

Whether or not Landlord terminates the Lease because of Tenant’s default, provided Landlord has attempted in good faith to relet, Landlord shall have no liability or responsibility in any way whatsoever for its failure to relet the Demised Premises or, in the event of reletting, for failure to collect rent or other payments under such reletting. Tenant acknowledges and agrees that Landlord shall have no obligation to lease or attempt to lease the Demised Premises (a) prior to the leasing of any other vacant space or premises within the Building (whether offered for lease by Landlord or any tenant within the Building), (b) to a potential tenant which does not satisfy Landlord’s criteria for a creditworthy tenant, (c) to a potential tenant whose business or business related activities may violate or conflict with any restricted uses contained in leases with other tenants in the Building, (d) to a potential tenant whose business or business related activities are not compatible or consistent with the nature and character of the other tenants in the Building as solely determined by Landlord, or (e) to a potential tenant which may have an adverse impact upon the first-class, high-grade manner in which the Building is operated or with the high reputation of the Building as solely determined by Landlord. The failure of Landlord to relet the Demised Premises or any part thereof shall not release or affect Tenant’s liability for rent or damages.

21.4 Rights Cumulative

All the rights and remedies of Landlord or Tenant hereunder shall be cumulative and in addition to all other rights and remedies allowed by law or equity and may be exercised separately or jointly without constituting an election of remedies.

21.5 Waiver of Jury Trial and Counterclaim

In the event Landlord commences any proceedings for nonpayment of Rent or any other amount payable to Landlord by Tenant, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding. This shall not, however, be construed as a waiver of Tenant’s right to assert such a claim in any separate action brought by Tenant. Landlord and Tenant waive trial by jury in any action or proceeding brought by either party on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of lessor and lessee, Tenant’s use or occupancy of the Demised Premises, or any claim of injury or damage.

21.6 Non-Liability

Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Demised Premises from any cause whatsoever, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

21.7 Landlord’s Default

If Landlord shall default in any of its obligations hereunder, Tenant shall give Landlord written notice of such default and Landlord shall have thirty (30) days to cure such default, unless Landlord is diligently proceeding, then Landlord shall have the appropriate amount of time to cure such default as necessary, not to exceed ninety (90) days. If Landlord fails to cure such default within such period, Tenant may, upon additional written notice to Landlord, perform Landlord’s obligation and Landlord shall have the obligation to reimburse Tenant for Tenant’s out-of-pocket costs in performing such work.

SECTION 22

LANDLORD’S RIGHTS TO CURE DEFAULTS

If Tenant defaults in the performance of any provision of this Lease, Landlord shall have the right (but not the obligation) in addition to any and other rights and remedies in the event of default, to cure such default for the account of Tenant, without prior notice to or demand upon Tenant and without waiving or releasing Tenant from any obligations of Tenant under the Lease, and Tenant shall, upon receipt of notice thereof and demand for payment from Landlord, pay any payment or expenditure made by Landlord with the next Monthly Installment of Base Rent, together with the Default Charge as defined in Section 5.6.

SECTION 23

SECURITY INTEREST

23.1 Grant of Security Interest

Tenant, for the purpose of securing payment of all sums for which Tenant may now be or may at any time hereafter become indebted to Landlord under this Lease and for the purpose of securing performance of Tenant’s obligations to Landlord under this Lease, grants to Landlord a security interest in the following property attached to, located within or used for the Demised Premises (“Collateral”): (a) all fixtures and goods, including all machinery, equipment, tools, dies, jigs, appliances, trucks, motor vehicles and office, store, and factory furniture and leasehold improvements to the Demised Premises now owned or held or hereafter acquired by Tenant and, without permitting a sale by Tenant, the proceeds thereof; and (b) all goods hereafter added to, or affixed to, or acquired in replacement of, or used in connection with, said above described goods and without permitting a sale by Tenant, the proceeds thereof; and (c) all inventory of goods held for sale or lease or to be furnished under contracts of service, including raw materials, work in process and finished products, now owned or held or hereafter acquired by Tenant, and the proceeds thereof; and (e) all policies of insurance pertaining to the Collateral now or hereafter owned or held by Tenant, the proceeds thereof and the unearned premiums pertaining to such policies. At the request of Landlord, Tenant shall join with Landlord in executing one or more financing statements, pursuant to the applicable Uniform Commercial Code, in a form satisfactory to Landlord, and shall pay the cost of filing the same or filing or recording this Lease in all public offices wherever filing or recording is deemed by Landlord to be necessary or desirable.

23.2 Subordination

The security interest granted pursuant to Section 23.1 hereof shall be subordinate and inferior to all security interests in the Collateral or any portion thereof granted by Tenant to any bank, savings and loan association or finance company prior to the date of this Lease, which security interests are duly perfected prior to the date hereof. Landlord shall execute such agreement confirming this subordination which is mutually acceptable to Landlord and the secured party.

23.3 Remedies

In the event of default by Tenant under this Lease or at any time thereafter (such default not having previously been cured) Landlord shall have the remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral by any lawful means, without notice, and for that purpose Landlord may enter upon any premises on which the Collateral or any part thereof may be situated and hold the Collateral upon said premises (without charge to Landlord), or remove the same to such other place or places as Landlord shall determine. Upon demand by Landlord, Tenant shall assemble the Collateral and make it available to Landlord at a place to be designated by Landlord which is reasonably convenient to both parties. Any requirement of notice under the Uniform Commercial Code shall be met if such notice is mailed, postage prepaid, to the address of Tenant shown at the beginning of this Lease at least five (5) days before the event with respect to which notice is required. Landlord shall be entitled to recover its reasonable attorneys’ fees and expenses incurred in protecting and enforcing its rights and remedies with respect to the Collateral. Tenant recognizes that in the event of default no remedy at law will provide adequate relief to Landlord; therefore, Tenant agrees that Landlord shall be entitled to temporary and permanent injunctive relief in any such case without proving actual damages. Landlord shall have no duty to protect, insure or realize upon the Collateral. In the event of any default by Tenant, Landlord, in addition to the exercise of all rights and remedies available to Landlord by law, shall be entitled to enforce its rights hereunder and to avail itself of other security interests granted by Tenant to Landlord and assets of Tenant, simultaneously or successively, in such order as Landlord shall determine, and all such security interests, rights and remedies shall continue in full force and effect until all indebtedness of Tenant to Landlord is paid in full.

SECTION 24

QUIET ENJOYMENT

Landlord covenants that so long as Tenant is not in default in the terms and conditions of this Lease, Tenant may peacefully and quietly hold and enjoy the Demised Premises for the Lease Term without interference by Landlord or any person claiming by, through or under Landlord.

SECTION 25

HOLDING OVER

In the event of Tenant holding over after the expiration of the Term of this Lease, then the tenancy shall continue from month to month in the absence of a written agreement to the contrary, subject to all the terms and provisions hereof, except the Monthly Installment of Base Rent shall be equal to one hundred fifty (150%) percent of the Monthly Installment of Base Rent due in the last full month of the Lease Term and Landlord shall be entitled to damages for all such illegal occupancy, together with all other rights and remedies permitted under this Lease or available at law. No holding over by Tenant shall establish any right or option of extension or renewal of this Lease.

SECTION 26

CUMULATIVE REMEDIES AND WAIVER

26.1 Cumulative Remedies

Each and every right, remedy and benefit provided by this Lease to Landlord shall be cumulative and shall not be exclusive of any other right, remedy or benefit allowed by law. These remedies may be exercised jointly or severally without constituting an election of remedies.

26.2 Waiver

One or more waivers by Landlord or Tenant of any term and condition hereunder or default hereunder shall not be construed as a waiver of such term and condition or default in the future or any subsequent default for the same cause. Any consent or approval given by Landlord or Tenant requiring such consent or approval shall not constitute consent or approval to any subsequent similar act. The prevailing party shall pay all attorneys’ fees and expenses in enforcing any of the obligations under this Lease.

No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment of Base Rent shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

SECTION 27

RELOCATION

Landlord may, at its election, relocate Tenant to other comparable space in the Building upon not less than thirty (30) days prior written notice to Tenant. Landlord shall pay the reasonable costs of moving Tenant to the new space, including all physical relocation expenses, the removal and installation of all computer systems, network systems, office furniture, supplies and artwork, and the reasonable and necessary production of new letterhead, business cards, envelopes, and other material necessitated by the move. If Tenant does not wish to accept such relocation, Tenant may object thereto by written notice to Landlord within ten (10) days after the notice from Landlord. In the event Tenant so objects, Landlord may rescind the notice of intention to relocate Tenant, or may reaffirm such intention, in which latter event Tenant may terminate this Lease by notice to Landlord within ten (10) days after notice of Landlord’s reaffirmation and, in that event, Tenant shall vacate within thirty (30) days thereafter.

SECTION 28

DEFINITION OF LANDLORD, LANDLORD’S LIABILITY

28.1 Definition of Landlord

The term “Landlord” as used in this Lease so far as covenants or obligations of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises. In the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfers or conveyances, the successor landlord) shall be automatically released from all personal liability for the performance of any covenants or obligations of Landlord contained in this Lease after the date of such transfer or conveyance. Any Security Deposit or other Tenant funds held by such Landlord at the time of such transfer or conveyance shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord under this Lease shall be paid to Tenant. It is the intent of this Section that Landlord’s covenants and obligations under this Lease shall be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

28.2 No Abatement or Setoff

Tenant acknowledges that the obligations of Landlord and Tenant, respectively, under this Lease are independent covenants. If Landlord fails to perform any obligation of Landlord under this Lease, Tenant shall have no right to: (a) abate or withhold any Rent or any other charges or sums payable by Tenant under this Lease, (b) any right of setoff, (c) terminate this Lease, except as may be allowed pursuant to Wisconsin law or (d) avail itself of self-help, except as specifically provided in Section 21.7 of this Lease.

28.3 Limitation of Liability

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of Landlord’s interest in the Building and real estate of which the Building is a part, and Landlord, its owners, partners, members, officers, employees, agents, representatives, successors and assigns, shall not be liable for any deficiency.

SECTION 29

WASTE

Tenant shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. Tenant shall not use or permit to be used, any medium that might constitute a nuisance, such as loud speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the Demised Premises.

SECTION 30

TENANT’S FINANCIAL INFORMATION

Tenant warrants and represents to the Landlord that any and all financial statements or other financial information delivered to the Landlord are true and correct in all material respects as of the date of such statements or information and to the extent that such statements or information are not correct, the Tenant represents that there has been no material adverse change in the financial condition of the Tenant since the date of such statements or information to the date of this Lease. Tenant acknowledges that in executing this Lease, the Landlord has relied upon such financial statements and information. During the Lease Term, Tenant shall provide Landlord financial reports or statements prepared consistent with generally accepted accounting principles, audited by a nationally recognized accounting firm and verified as true, complete, accurate and by the chief financial officer of Tenant (“Audited Financial Statements”). Tenant shall provide Landlord with its Audited Financial Statements annually or at such other times as requested by Landlord. Landlord shall keep such information confidential, except it may provide such information to potential mortgagees or purchasers.

SECTION 31

SIGNS

Tenant will not place or cause to be placed or maintained any sign or advertising matter of any kind anywhere within the Building, except in the interior of the Demised Premises, without Landlord’s prior written approval. No illuminated signs located in the interior of the Demised Premises and which are visible from the outside shall advertise any product. All signs located in the interior of the Demised Premises shall be in good taste so as not to detract from the general appearance of the Demised Premises and the Building. Tenant further agrees to maintain in good condition and repair at all times any such sign or advertising matter of any kind which has been approved by Landlord for use by Tenant.

SECTION 32

SECURITY DEPOSIT

The Landlord herewith acknowledges receipt of the Security Deposit in the amount stated in Section 1 hereof, which it is to retain as security for the faithful performance of all covenants, conditions and agreements of this Lease. Landlord shall have the right (but not the obligation) to apply the Security Deposit upon Rent or other obligations in arrears or upon damages for the Tenant’s failure to perform the said covenants, conditions and agreements. Any such application by Landlord shall be credited to such obligations of Tenant, but shall not constitute a cure of Tenant’s Default barring Landlord from pursuing any other remedies available under this Lease or at law. Upon such application of the Security Deposit, Tenant shall be obligated to replace such amounts so applied within ten (10) days after demand therefor by Landlord and, upon Landlord’s request, increase the amount of such Security Deposit to an amount not greater than two hundred fifty (250%) percent of the original amount of the Security Deposit. Landlord’s right to the possession of the Demised Premises for non-payment of Rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds or applies this Security Deposit. Upon the expiration of the Lease Term, surrender of possession of the Demised Premises by Tenant and Tenant’s full and complete performance of all the terms and conditions of this Lease, the Security Deposit shall be returned to the Tenant without interest. Landlord shall have the right to apply such Security Deposit to any liquidated damages calculated pursuant to Section 21.2 and any undisbursed portion of the Security Deposit may be retained by Landlord and applied to any obligations of Tenant or damages incurred by reason of Tenant’s subsequent Default or breach. The Landlord shall not be obliged to keep the Security Deposit as a separate fund or pay interest thereon but may commingle the Security Deposit with its own funds.

SECTION 33

MISCELLANEOUS

33.1 Condition of Demised Premises

Tenant is fully familiar with the physical conditions of the Demised Premises and Landlord has made no representations of whatever nature in connection with the condition of the Demised Premises, except for Landlord’s Improvements to be constructed pursuant to Section 3 of this Lease.

33.2 Independent Covenants

The obligations of Landlord and Tenant, respectively, under this Lease are expressly agreed by the parties to be independent covenants. If Landlord fails to perform any obligation under this Lease required to be performed by Landlord, Tenant shall have no right to: (i) terminate this Lease, except as may be allowed pursuant to Wisconsin law; (ii) avail itself of self-help or to perform any obligation of Landlord, except as specifically provided in Section 21.7 of this Lease; (iii) abate or withhold rent or any other charges or sums payable by Tenant under this Lease; or (iv) exercise any right of setoff.

33.3 Authority

Tenant represents and warrants that Tenant has the full power and authority to execute this Lease, Subordination Agreement, Estoppel Certificates and perform its obligations under this Lease and each person executing this Lease, Subordination Agreement, Estoppel Certificate and any other documents or agreements delivered in connection with this Lease has due power and authority to so act and bind Tenant. Landlord represents and warrants that Landlord has the full power and authority to execute this Lease and perform its obligations under this Lease and each person executing this Lease and any other documents or agreements delivered in connection with this Lease has due power and authority to so act and bind Landlord.

33.4 Entire Agreement

This Lease and exhibits attached hereto and forming a part hereof, set forth all of the covenants, agreements, stipulations, promises, conditions, understandings and representations, hereinafter collectively “Representations” between Landlord and Tenant concerning the Demised Premises and the buildings and improvements to be constructed thereon. Landlord and Tenant agree that there are no Representations other than set forth herein and agree to make no claims against each other based upon Representations not set forth herein.

33.5 Modification

This Lease shall not be modified or amended unless by a writing signed by Landlord and Tenant.

33.6 Joint Venture, Mortgage

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of mortgagor and mortgagee, principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of lessor and lessee.

33.7 Notices

Except as specifically provided otherwise in this Lease, any notices or demands required under this Lease shall be in writing addressed to the party at the address set forth herein or such changed address provided in writing by such party and served as follows: (a) by personal service with service being effective upon delivery, or (b) by certified mail, return receipt requested, with service being effective two (2) days after mailing, or (c) by telecopy, facsimile or other form of telecommunication, with service being effective upon the date of transmission with reasonable evidence that the transmission was received, or (d) by recognized overnight courier service, with service being effective one (1) day after delivery to such courier service.

33.8 Survival

Any obligation of Tenant or Landlord under this Lease which is not performed in full prior to the termination of this Lease shall survive the termination of this Lease and continue in full force and effect until performed in full.

33.9 Gender

Whenever the singular is used herein, the same shall include the plural and the masculine, feminine and neuter genders.

33.10 Captions and Section Numbers

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

33.11 Broker’s Commission

Except for the Broker identified in Section 1, Tenant represents and warrants unto the Landlord that there are no claims for brokerage commissions or finder’s fees in connection with this Lease, and Tenant agrees to indemnify, defend and hold Landlord harmless from all liabilities arising from any such claim arising from an alleged agreement or act by Tenant, including, without limitation, the cost of counsel fees in connection therewith. Except for the Broker identified in Section 1 whose commission shall be paid by Landlord, Landlord represents and warrants to Tenant that there are no claims for brokerage commissions or finders fees in connection with this Lease, and Landlord agrees to indemnify, defend and hold Tenant harmless from any and all liabilities and claims arising from our asserted in connection with any alleged agreement or act by Landlord, including, without limitation, the cost of attorneys fees in connection therewith.

33.12 Rules and Regulations

Tenant agrees to comply with and observe all reasonable rules and regulations established by Landlord from time to time. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of this Lease in the manner as if the same were contained herein as covenants.

33.13 Recording

Tenant shall not record this Lease or any memorandum thereof without the prior written consent of Landlord.

33.14 Execution of Lease

The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

33.15 Construction

This Lease shall be construed and enforced in accordance with the laws of the State of Wisconsin. If any provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent be invalid or unenforceable, the remaining provisions of this Lease shall not be affected thereby and shall be valid and enforceable.

33.16 Binding Effect

This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and permitted transferees.

33.17 Legal Fees

In the event any party commences litigation, arbitration or other action to enforce such party’s rights or the other party’s obligations under this Lease, the Prevailing Party shall be entitled to recover reasonable attorneys fees, witness fees, expert fees, paralegal expenses, litigation costs and other costs and expenses in connection therewith. Prevailing Party shall mean the party who obtains an order of enforcement, similar remedy or a judgment or award against the other party or dismissal or similar relief against the other party’s claim or, in the event of a counterclaim or crossclaim, a judgment which exceeds any claim, counterclaim, judgment or award of the other party.

33.18 Joint Drafting

Landlord and Tenant acknowledge and agree that each has joined in and contributed to the drafting of this Lease and as a result there shall be no presumption in construing the provisions of this Lease favoring or burdening either Landlord or Tenant based upon draftsmanship or similar rule of construction.

33.19 Counterparts

This Lease may be executed in any number of separate counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

IN THE PRESENCE OF:		LANDLORD:

Demco Wisconsin 5, LLC, a Michigan limited liability company

		By:	DeMattia Group Wisconsin, LLC a Michigan limited liability company
		Its:	Managing Member

/s/ LAITH M. HERMIZ	By:	/s/ GARY D. ROBERTS
Laith M. Hermiz		Gary D. Roberts
Its: Executive Vice President

TENANT:

Nighthawk Radiology Services, a ___________________________________________
/s/ JULIE ADAMCZEWSKI
Julie Adamczewski		By:	/s/ CHRISTOPHER HUBER
Christopher Huber
Its: Vice President

EXHIBIT A

Legal Description of Demised Premises

The southerly 1/2 of Lot 5, in Block 32, in Plat of the Town of Milwaukee on the East Side of the River in the Southeast 1/4 of Section 29, Township 7 North, Range 22 East, in the City of Milwaukee, Milwaukee County, Wisconsin, being so much of Lot 5 as lies South of a line drawn through and parallel with and equi-distant from the North and South lines thereof.

ALSO the Southerly 6 feet and 8 inches of the Northerly 1/2 of Lot 5, in Block 32, in Plat of the Town of Milwaukee on the East Side of the River in the Southeast 1/4 of Section 29, Township 7 North, Range 22 East, in the City of Milwaukee, Milwaukee County, Wisconsin, bounded and described as follows:

Commencing in the East line of said Lot equi-distant from the Northeast and Southeast corner of same; thence West on a line parallel with the North line of said Lot to the intersection with its West line; thence North along said West line, 6 feet, 8 inches to a point; thence East on a line parallel with said North line to the intersection with the East line of said Lot; thence South on said East line, 6 feet, 8 inches to the place of beginning.

Tax Key No. 392-0952-5

ADDRESS: 223 N. Water Street

EXHIBIT B

Site Plan

EXHIBIT C

Floor Plan of Demised Premises

EXHIBIT D

Landlord’s Improvements

Tenant shall accept the Demised Premises in its “as is” condition, except Landlord shall, at Landlord’s sole cost and expense:

1)	Remove the wall between the kitchen and the adjacent office and refinish and restore walls affected by such removal;

2)	Apply new paint to walls where required pursuant to Exhibit D-1;

3)	Provide suite in clean condition;

4)	Install one (1) refrigerator and one (1) microwave.

EXHIBIT D-1

SCOPE OF WORK

1. REMOVE DRYWALL PARTITION, WALL TO WALL, LEAVING A HEADER/BULKHEAD WITH A FINISHED BOTTON AT 104" AFF.
2. EXISTING CEILING GRID & TILE TO REMAIN. POP RIVIT MAINS.
3. PATCH WALL, FINISH BOTTOM OF BULKHEAD.
4. RELOCATE POWER/DATA/PHONE TO LOCATION SHOWN ⏀R ▽R.
5. PAINT ALL DRYWALL WALLS IN THIS ROOM. IN ADDITION, PAINT 5 ADDITIONAL WALLS IN ADJACENT ROOMS THAT ARE APPROX. 10'6" WIDE X 11'0" HIGH. NO PAINT ON EXISTING HM FRAMES. NO TOUCH-UP OF EXISTING WOOD DOORS. SAND AND VARNISH WOOD FLOOR WHERE WALL IS REMOVED.
6. PAINT ALL WALLS AND WINDOW AND DOOR FRAMES IN SPACE, AS WELL AS, PAINT DUCTWORK. This will be paid for by Tenant at lease execution in the amount of $2,970.00

EXISTING DOOR
EXISTING CABINET
EXISTING DOOR
EXISTING DOOR
E
E
E
E
R R
10'-0"
24'-0"

SUITE 200

223 N. WATER ST.
MILWAUKEE, WI

FULCRUM CONSTRUCTION
2-11-04

SCALE: 1/4" = 1'-0"

EXHIBIT E

Building Rules and Regulations

1.	The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls, shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from the Demised Premises.

2.	No sign, picture, lettering, notice or advertisement of any kind shall be painted or displayed on or from the windows, doors, roof, or outside walls of the structure in which the Demised Premises are located. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred for such removal to the Tenant.

3.	Landlord shall, upon 24 hours’ advance notice, have the right to enter upon the Demised Premises during Tenant’s normal business hours for the purpose of inspecting the same.

4.	Landlord shall, upon 24 hours’ advance notice, have the right to enter the Demised Premises at hours convenient to Tenant for the purpose of exhibiting the same to prospective tenants.

5.	No curtains, blinds, shades, screens, awnings, or other projections shall be attached to or hung in, or used in connection with any window or door of the Demised Premises or outside wall of the building, other than the building standard window blinds, unless consented to by Landlord in writing.

6.	Any carpeting cemented down shall be installed with a releasable adhesive.

7.	The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, licensees or invitees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

8.	No electric current shall be used by Tenant except that furnished or approved by Landlord. No electric or other wires for any purpose shall be brought into the Demised Premises without Landlord’s written permission specifying the manner in which same may be done.

9.	Except with the prior written consent of Landlord, no Tenant shall paint, drill into, or in any way deface any part of the Demised Premises or the structure of which they form a part. No boring, cutting or stringing of wires shall be permitted.

10.	No hazardous articles shall be brought into or kept in the building at any time.

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11.	No bicycle or other vehicle, no dog, bird or other animal shall be brought in offices, halls, corridors, or elsewhere in the building by Tenant, its servants, employees, agents, visitors, licensees or invitees.

12.	Tenant shall not cause or permit unusual or objectionable odors to be produced upon or permeate from the Demised Premises, including duplicating or printing equipment or data processing equipment emitting noxious fumes. Tenant shall not disturb any occupants of this or neighboring structures or premises by the use of any musical instruments, radio, television, loudspeaker, or by any unseemly or disturbing noise.

13.	No Tenant shall throw anything out of the doors, windows, or down any passageways or elevator shafts. No area outside of the Demised Premises shall be used for storage at any time.

14.	All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes and indicated by Landlord.

15.	Tenant is not permitted to use any part of the structures in, including but not limited to, common areas for any manufacturing, storage or sale or merchandise, or property of any kind, or for lodging or sleeping, gambling or for any immoral or illegal purpose. No intoxicating beverages shall be sold in the Demised Premises or the structure of which the Demised Premises are a part.

16.	All safes, office furniture, equipment or other heavy articles shall be carried in or out of the Demised Premises only at such times and in such manner as shall be prescribed in writing by Landlord. Landlord shall in all cases have the right to specify the proper location of any such safe, equipment or other heavy article within the Demised Premises and which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Demised Premises or the structure in which the Demised Premises are located, or to the other tenants or occupants of said structure. Tenant shall be responsible for any damage to the Demised Premises or the building in which the Demised Premises are contained or the property of its tenants or others and injuries sustained by any person whomsoever resulting from the use or moving of articles, in or out of the Demised Premises, and Tenant shall pay for and make all repairs in connection with the use or moving of such articles. If approved by Landlord, all repairs or improvements by Tenant shall be made only at such times and in such manner as shall be prescribed by Landlord.

17.	Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Demised Premises, or use oil, burning fluids, camphene or gasoline for heating or lighting, or for any other purpose. No article deemed hazardous on account of fire or any other dangerous properties, or any explosive, shall be brought into the Demised Premises.

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18.	Landlord will furnish Tenant with two keys for each lock on the doors of the Demised Premises. No additional locks or bolts of any kind shall be placed upon any of the doors by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written consent of Landlord. Each Tenant must, upon the termination of its tenancy, restore to the Landlord all keys.

19.	Landlord shall have the right to prohibit any advertising by Tenant, which in Landlord’s opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20.	The Landlord reserves the right to exclude from the building between the hours of 7 p.m. and 8 a.m., Monday through Friday, after 1 p.m. on Saturday, and at all hours on Sundays and legal holidays all persons who do not present a security access card or demonstrate other appropriate reason to be in the building. The Landlord will furnish security codes to persons for whom Tenant requests such pass and Tenant shall be liable to the Landlord for all acts of such persons. Security cards will be re-issued as needed, at Tenant’s sole cost and expense.

21.	Canvassing, soliciting, or peddling in or about the Demised Premises or the building in which the Demised Premises are contained is prohibited and each Tenant shall cooperate to prevent the same.

22.	Vending machines will not be permitted to be installed by anyone but the Landlord. If Landlord permits the installation of other vending machines, they will be installed by the same company that the Landlord has under contract and under the same terms and conditions of said contract between the Landlord and the vending machine company.

23.	Wherever the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, agents, clerks, servants, invitees and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that is shall mean Landlord’s assigns, agents, clerks, servants, invitees and visitors.

24.	Tenant shall not waste electricity or air conditioning.

25.	Landlord reserves the right at any time, and from time to time, to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interest or the best interests of the tenants in the Building.

26.	No Tenant shall place or permit to be placed, on any part of the floor or floors of the space demised to such Tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

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27.	Additional security or janitorial service required by a Tenant will be contracted through the Landlord using the same company that Landlord has under contract to provide the service. Tenant shall not employ or contract with any person to do cleaning or perform janitorial services in the Demised Premises without prior written consent from Landlord.

28.	Tenant assumes responsibility for protecting the Demised Premises from theft, robbery and pilferage. Tenant shall be responsible for locking all doors.

29.	Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Demised Premises’ corridor, or from the exterior of the Demised Premises, and will promptly remove same upon notice from Landlord.

30.	No Tenant shall place on the outside of its Demised Premises or in the hall, corridor, window or any other common area, any sign except a sign that has had the prior written approval by the Landlord. Only signs that set forth the name of the company or business operating in the Demised Premises and the suite number, consistent with the building standard signage which presently exists and placed in the building and lobby by the landlord shall be approved.

31.	Smoking is prohibited in the Demised Premises and the Building, including all elevator(s), hallways, corridors, stairs, lobbies and other common areas of the building.

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EXHIBIT F

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Nondisturbance and Attornment Agreement (the “Agreement”) is made and entered into as of the      day of                     , 20    , by and among Nighthawk Radiology Services, a                                  (hereafter referred to as “Tenant”) whose address is 250 Northwest Boulevard, Suite 202, Coeur D’Alene, Idaho 83814, Demco Wisconsin 5, L.L.C., a Michigan limited liability company (hereafter referred to as “Landlord” or “Borrower”) whose address is 45501 Helm Street, Plymouth, Michigan 48170, and                                     *, a                                  (hereafter referred to as “Lender”) whose address is

WHEREAS, Lender has made a loan (the “Loan”) to Borrower evidenced by a note (the “Note”) secured by a Mortgage, Security Agreement and Fixture Filing (the “Mortgage”), dated                      which will be recorded in the records of the Register of Deeds of                     County, Wisconsin, constituting a first lien upon the land described in Exhibit A attached hereto and made a part hereof and the improvements thereon, as well as all of Landlord’s right, title interest, estate and claim now owned or hereafter acquired in, to or relating to the items described in (i) through (xii) in the recitals of the Mortgage (collectively the “Property”); and

WHEREAS, Landlord and Tenant have entered into a certain lease dated                     , which lease provides for the direct payment of rents from Tenant to Landlord for the use and occupancy of the building located on the Property in the City/Township of                     ,                      County, Wisconsin (the “Premises”) by Tenant, as more fully set forth in the lease (hereafter the lease and all present and future amendments and modifications thereto, and extensions thereof, shall be referred to as the “Lease”); and

WHEREAS, Lender wishes to obtain from Tenant certain assurances that Tenant will attorn to the Purchaser at a foreclosure sale in the event of a foreclosure or to the holder of the Note and Mortgage in the event of such holder’s exercise of its rights under the Note and Mortgage; and

WHEREAS, Tenant wishes to obtain from Lender certain assurances that so long as Tenant is not in Default of Tenant’s obligations to Landlord under the Lease, that Tenant shall not be disturbed in its peaceful possession of the Premises as a result of actions taken by Lender pursuant to its rights under the Mortgage; and

WHEREAS, Tenant and Lender are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Subordination and Attornment. The Lease and all of the rights of Tenant thereunder shall be and are hereby declared to be and at all times hereafter shall be and remain subject and subordinate in all respects to the lien of the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof and all of the rights of the Lender thereunder and all other documents securing the Note. Notwithstanding such subordination, Tenant hereby agrees that the Lease shall not terminate in the event of a foreclosure of the Mortgage, whether judicial or nonjudicial or any other proceedings brought to enforce the Mortgage or by deed in lieu of foreclosure and Tenant further agrees to attorn to and to recognize Lender (as mortgagee in possession or otherwise), or the purchaser at such foreclosure sale, as Tenant’s landlord for the balance of the term of the Lease, in accordance with the terms and provisions thereof, but subject, nevertheless, to the provisions of this Agreement, which Agreement shall be controlling in the event of any conflict.

2. Estoppel. Landlord and Tenant hereby agree that the Lease is valid, enforceable and in full force and effect, that as of the date hereof there are no Defaults by Landlord or Tenant, that there are no set offs or counterclaims by Tenant to the payment of rent due under the Lease, that all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the date hereof have been satisfied, that the Lease has not been modified or amended, except as set forth below:

and that the Lease is a complete statement of the agreement of Tenant and Landlord with respect to the Premises.

3. Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Lender that it has not subordinated the Lease or any of its rights thereunder to any lien or mortgage other than the Mortgage and that it will not subordinate the Lease or its rights thereunder to any lien or mortgage without the prior written consent of Lender.

4. Lender’s Notice and Cure Rights. Tenant agrees with Lender that, from and after the date hereof until payment in full of the indebtedness under the Note, Tenant will not terminate the Lease nor discontinue or abate the rent as a result of a default by Landlord under the Lease, without first giving the Lender written notice and an opportunity, at Lender’s option, to cure such default for a period of forty (40) days from such written notice; provided, however, if the default is of such a nature that it cannot be cured with due diligence within such forty (40) day period, Lender shall have such reasonable time as is necessary to cure such default provided

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Lender diligently commences to cure within such forty (40) day period and thereafter diligently pursues such cure (“Lender’s Cure Period”). In the event such default by Landlord under the Lease is not cured by the Lender within Lender’s Cure Period, Tenant may, at its option, exercise all its rights under the Lease (including, without limitation, the right to terminate the Lease or discontinue or abate rent). Notwithstanding the foregoing the Tenant shall not terminate the Lease nor discontinue or abate rent as a result of default by Landlord under the Lease if (a) the Lender is diligently in the process of foreclosing on the Property and (b) the continuation of such default by Landlord under the Lease during the time period required for foreclosure does not (i) unreasonably interfere with the Tenant’s use and enjoyment of the Premises under the terms of the Lease nor (ii) impose any additional obligations on the Tenant not contained in the Lease. Tenant and Landlord also agree that, at the request of Lender the rent payments due under the Lease shall be paid directly to Lender and any such payments to the Lender shall be credited against the rent due under the Lease as if made to the Landlord. Tenant agrees that prior to exercising any rights of offset, defense or self help provisions contained in the Lease or available at law, Tenant shall give written notice to Lender of the occurrence of default by Landlord and Landlord’s failure to cure such default pursuant to the terms of the Lease, specifying, with reasonable clarity, the events constituting such default, and shall give Lender forty (40) calendar days after the date of receipt of such notice to undertake to cure such default, provided however, such forty (40) day period shall be extended provided that Lender is proceeding diligently to cure such default.

5. Nondisturbance. So long as Tenant is not in Default under the Lease beyond any notice and cure period provided in the Lease, then Lender agrees with Tenant that in the event the interest of Landlord is acquired by Lender or Lender acquires title to the Property or comes into possession of said Property by reason of foreclosure or enforcement of the Mortgage or the Note, or by a conveyance in lieu thereof, or by any other means, Tenant’s possession of the Premises and Tenant’s rights, privileges and obligations under the Lease shall not be disturbed, diminished or interfered with by Lender or any party claiming through Lender during the term of the Lease, including any extensions thereof permitted to Tenant, and the Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease. In the event Tenant Defaults under the Lease or this Agreement beyond any applicable notice and cure period, the obligations of Lender hereunder shall, at Lender’s election, become null and void and Lender may proceed to extinguish the Lease and all of Tenant’s rights and interests in and to the Premises through foreclosure of the Mortgage.

Immediately upon the acquisition by Lender of possession or title to the Property by reason of foreclosure or enforcement of the Mortgage or the Note, or by a conveyance in lieu thereof, or as a result of any other means, Tenant agrees to be bound to Lender under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof, including any extensions thereof permitted to Tenant, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the exercise of any other instruments on the part of either party hereto.

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Lender further agrees that if it obtains possession and title to the Property during the Lease Term, Lender shall be bound to Tenant under all of the terms, covenants and conditions of the Lease and Tenant shall, from and after the occurrence of the events set forth above, have the same remedies that Tenant might have had under the Lease against Landlord; provided, however, that Lender shall not be:

(a)	liable to Tenant for damages for any act or omission of Landlord or any prior landlord occurring prior to Lender obtaining possession or title to the Property; or

(b)	subject to any offsets, claims or defenses which Tenant might have against Landlord or against any prior landlord which arise prior to the date Lender obtains possession or title to the Property (except that any transferee shall have the obligation to cure any continuing default of which it had prior written notice); or

(c)	bound by any rent or additional rent or deposit, rental security or any other sums which Tenant may have paid to Landlord or any other landlord; or

(d)	bound by any amendment or modification of the Lease made without Lender’s prior written consent; or

(e)	bound to the Tenant after the date upon which the Lender transfers its interest in the Property to any third party; or

(f)	obligated or liable to Tenant with respect to the construction and completion of the initial improvements in the Premises for Tenant’s use, enjoyment or occupancy; or

(g)	obligated or liable to Tenant for any moving, relocation or refurbishment allowance or any payment or allowance for improvements to the Premises or any part thereof; or

(h)	liable for any payment of any leasing commissions or other expenses for which Landlord or any prior landlord incurred the obligation to pay; or

(i)	bound or liable to Tenant under any oral or written notice given by Tenant to Landlord or any prior landlord; or

(j)	obligated or liable to Tenant with respect to a breach of the representations and warranties set forth in the Lease and such provisions shall be null and void as between Tenant and Lender.

6. Obligations of Succeeding Owner. Tenant hereby agrees that any entity or person which at any time hereafter becomes the Landlord under the Lease, including, without

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limitation, Lender, in all cases as a result of Lender’s exercise of its rights under the Mortgage, or a purchaser from Lender, shall be liable only for the performance of the obligations of the Landlord under the Lease which arise and accrue during the period of such entity’s or person’s ownership of the Property.

7. Notices. All notices or other written communications required or permitted to be given pursuant to this Agreement shall be in writing, and shall be deemed to have been properly given (i) upon delivery, if delivery in person or by facsimile transmission with receipt acknowledged, (ii) one business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:

If to Borrower:	Demco Wisconsin 5, L.L.C.
45501 Helm Street
Plymouth, Michigan 48170
Attn: ________________

If to Tenant:	NightHawk Radiology Services
250 Northwest Boulevard #202
Coeur d’Alene, Idaho 83814
Attn: Kristine Gray

If to Lender:	____________________________
____________________________
____________________________
Attn: _____________

or addressed as such party may from time to time designate in writing to the other parties hereto and delivered in accordance with the provisions of this Section 7.

8. Miscellaneous. This Agreement may not be amended or modified in any manner other than by an agreement in writing, signed by the parties hereto or their respective successors in interest, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Property by any power of sale contained in the Mortgage, or by voluntary deed, assignment or other conveyance or transfer in lieu of foreclosure; and the word “Lender” shall include the Lender herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord’s interest in the Property or acquired possession thereof by, through, under or as a result of foreclosure of the Mortgage, or by any other manner of enforcement of the Mortgage, or the Note or other obligations secured thereby.

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9. Conflicts with Lease. This Agreement shall supersede, as between Tenant and Lender, all of the terms and provisions of the Lease which are inconsistent with this Agreement, but shall not affect any obligations or liabilities of Borrower, as landlord, under the Lease.

10. Proceeds of Casualty or Condemnation. The interest of Tenant and Landlord under the Lease in and to any proceeds of insurance arising from any casualty to the Premises or the Property and all interest of Tenant and Landlord in and to any award for the taking of the Property or the Premises under the power of eminent domain or any payment in lieu of such taking shall be subordinate to the interest of the Lender therein. Tenant shall not seek or accept any such proceeds or awards unless and until all amounts secured by the Mortgage are paid in full. Landlord shall not seek or accept any such proceeds or awards unless specifically permitted by the Mortgage.

11. Governing Law; Venue. This Agreement shall be construed in accordance with the laws of the State of Wisconsin and any litigation arising out of this Agreement shall be brought in the courts of the State of Wisconsin or in the courts of the United States for the Eastern District of the State of Wisconsin and all parties hereto consent to the venue of such courts.

12. Effect of Agreement. Landlord joins in the execution and delivery of this Agreement for the purpose of evidencing its consent to the terms and provisions hereof, and as between Landlord and Tenant, nothing herein contained shall be deemed to alter or modify the Lease. As between Lender and Landlord, nothing contained herein shall be deemed to alter or modify the terms and conditions of the Note, the Mortgage or any other document or agreement regarding the mortgage loan made by Lender to Borrower.

13. Construction. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Mortgage.

14. WAIVER OF TRIAL BY JURY: ALL PARTIES HERETO HEREBY WAIVER, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT, OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

15. Memorandum of Lease. Tenant and Landlord shall deliver the written memorandum described in Section 4.3 of the Lease to Lender within five (5) business days of its execution by Tenant and Landlord.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed and sealed by their duly authorized representatives as of the date first above written.

TENANT:

Nighthawk Radiology Services,
a *

By:	/s/ CHRISTOPHER HUBER

Its:	Vice President

LANDLORD:

Demco Wisconsin 5, LLC
a Michigan limited liability company

By:	DeMattia Group Wisconsin, LLC
a Michigan limited liability company
Its:	Managing Member

By:
Gary D. Roberts
	Its:	Executive Vice President

LENDER:

*,
a *

By:

Its:

STATE OF IDAHO	)
) SS.
COUNTY OF KOOTENAI	)

Personally came before me this 23rd day of February, 2004, the above named Chris Huber, to me known to be the person who executed the foregoing document and acknowledged the same.

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/s/ KRISTINE GRAY

Notary Public, State of___________________
My Commission:_______________________

STATE OF MICHIGAN	)
) SS.
COUNTY OF WAYNE	)

Personally came before me this      day of                     , 200  , the above named Gary D. Roberts, to me known to be the person who executed the foregoing document and acknowledged the same.

Notary Public, State of___________________
My Commission:_______________________

STATE OF	)
) SS.
COUNTY OF	)

Personally came before me this      day of                     , 200  , the above named                             , to me known to be the person who executed the foregoing document and acknowledged the same.

Notary Public, State of___________________
My Commission:_______________________

Drafted By and When Recorded Return To:

Robert R. Nix II, Esq.

Kerr, Russell and Weber, PLC

500 Woodward Ave., Suite 2500

Detroit, Michigan 48226

(313) 961-0200

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EXHIBIT G

Estoppel Certificate

[date]

Re:	Lease between __________ L.L.C. (“Landlord”) and _______________ (“Tenant”), dated ____________________ (the “Lease”)

Gentlemen:

Tenant understands that the Lease is being assigned to [                                 (“Lender”) in connection with a loan being made to Landlord or                          (“Purchaser”) in connection with the purchase of the                                          Building from Landlord]. Tenant hereby certifies to and agrees with [Lender/Purchaser] and its successors and assigns and Landlord as follows:

1. Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord approximately          square feet of space in the premises commonly known as Suite         , located in                                                           (the “Demised Premises”).1

2. The Lease constitutes the only agreement between Landlord and Tenant with respect to the Demised Premises, and a true copy of the Lease and all amendments and modifications (including letter agreements) are attached hereto as Exhibit A.

3. The Lease is in full force and effect and binding on Tenant. There have been no amendments or other agreements respecting the Lease, except as follows:                                                                                                                   . Tenant agrees that no future amendment of the Lease is enforceable against [Lender/Purchaser] or its successors and assigns unless such amendment has been consented to in writing by [Lender/Purchaser] or its successors and assigns. Tenant has no setoffs, claims or defenses to the enforcement of the Lease

4. Landlord has completed construction of the Demised Premises, including all Tenant Improvements and Additional Tenant Improvements, if any. Tenant has accepted the Demised Premises, presently occupies the Demised Premises and has no claims against Landlord in connection with the construction of the Demised Premises, Tenant Improvements and Additional Tenant Improvements, if any.

5. Tenant commenced occupancy of the Demised Premises on                     , and began paying Rent on                     .

6. The Lease term commenced on                     , and the term terminates (excluding renewal periods) on                     .

7. The Lease contains                      renewal periods of                      years each.

8. Tenant is paying Rent on a current basis with no Rent being paid more than one month in advance and Tenant has paid a security deposit in the amount of $                    . Tenant acknowledges that the current Annual Base Rent is $                    , the current Monthly Base Rent is $                    , the Expense Base Year is             , the Tax Base Year is             , and Tenant’s proportionate share of Operating Expenses and Taxes is                     .

9. Tenant has no right of offset, deduction or credit against the payment of Rent in the event of a default by Landlord under the Lease.

10. As of the date hereof there is no dispute between Tenant and Landlord regarding the interpretation, application or enforcement of any provision of the Lease.

11. The tenant has no notice of any prior assignment, hypothecation or pledge of the Rents under this Lease.

12. There are no concessions, allowances, rebates or refunds or rent-free occupancies to which the Tenant is entitled.

13. As of the date hereof, Tenant is not obligated to pay Landlord any Rent, parking fees, costs of Tenant Improvements or Additional Tenant Improvements, if any, or any other cost and expenses pursuant to the terms of the Lease, other than Rent.

14. As of the date hereof, Tenant is not in Default in the performance of the Lease, and has not committed any breach of the Lease, and no notice of Default has been given to Tenant.

15. As of the date hereof, Tenant has not subleased or assigned all or any portion of the Demised Premises.

16. Tenant does not have a right to purchase the Demised Premises or the Project by option, right of first refusal, right of first offer or otherwise.

17. Tenant has no early termination or cancellation rights under the Lease.

18. The obligations and liabilities of Tenant under the Lease have been guaranteed by                                  and such guaranty remains in full force and effect.

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19. As of the date hereof, Tenant has no knowledge of any default in the performance of the Lease by Landlord, has sent no notice of default to Landlord and has no knowledge of any circumstances or events, with or without the giving of notice, which would constitute a default by Landlord under the Lease.

20. Tenant makes this Estoppel Certificate with the understanding that [Lender is contemplating making a mortgage loan on the Demised Premises or Purchaser is contemplating purchasing the                                  Building] and [Lender/Purchaser] will do so in material reliance on this Estoppel Certificate.

21. The person executing this Estoppel Certificate is duly authorized and empowered in all respects to execute and deliver the same on behalf of Tenant.

*,
a *

By:	/s/ CHRISTOPHER HUBER
Its:	Vice President

GUARANTOR’S ACKNOWLEDGMENT

The undersigned,                          (the “Guarantor”), acknowledges and agrees that the documents attached as Exhibit H constitute a complete and accurate copy of the Guarantor’s guaranty of the Lease (the “Guaranty”) and that the Guaranty is in full force and effect as is enforceable in accordance with its terms.

CORPORATE GUARANTOR:		INDIVIDUAL GUARANTOR:

________________________, a		________________________________________

___________ corporation

By:	________________________

Its:	________________________

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